Exhibit 2.1
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                                      ASSET

                               PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 31, 2003

                                  by and among

                        NATIONAL TECHNICAL SYSTEMS, INC.,

                             NTS TECHNICAL SYSTEMS,

                                ROBERT WAKEFIELD,

                               RANDOLPH FAIRFIELD,

                                  CALVIN MILAM,

                               E&C HOLDINGS, INC.

                             PETERSON BUILDERS, INC.

                                       and

                                DTI HOLDINGS, LLC





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                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (together with the Schedules and Exhibits hereto, the "Agreement"), dated as of December 31, 2003, is entered into by and among National Technical Systems, Inc., a California corporation ("Parent"), and NTS Technical Systems, a California corporation and wholly-owned subsidiary of Parent ("Purchaser"), Robert Wakefield, an individual ("Wakefield"), Randolph Fairfield, an individual ("Fairfield"), Calvin Milam, an individual ("Milam"), E&C Holdings, Inc., a Maryland corporation ("E&C") and Peterson Builders, Inc., a Wisconsin corporation ("Peterson") (each an "Interest Holder" and collectively, the "Interest Holders"), and DTI Holdings LLC, a Maryland limited liability company (the "Company"). E&C and Peterson are sometimes referred to herein as the "Entity Interest Holders").

     WHEREAS, the Interest Holders together own 100% of outstanding membership interests of the Company (the "Company Membership Interests")

     WHEREAS, the Company is engaged in the business of conducting underwater shock and vibration tests for mission-critical equipment installed on U.S. Navy combatants and the manufacture and sale of shock isolators (the "Business"); and

     WHEREAS, Purchaser desires to purchase the Acquired Assets and the Company desires to sell the Acquired Assets, and the Company desires to assign the Assumed Liabilities and Purchaser desires to assume the Assumed Liabilities, all on and subject to the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     Certain capitalized terms used herein are defined in Exhibit A.

                                   ARTICLE I

                      SALE OF THE ACQUIRED ASSETS; CLOSING

     Section 1.1  Purchase and Sale of the Acquired Assets.
                  ----------------------------------------

     (a) On the Closing Date (as defined in Section 1.2 hereof), subject to the terms set forth in this Agreement, the Company shall sell, convey, transfer, assign and deliver to Purchaser and its successors and assigns, forever, and Purchaser shall purchase and acquire from the Company, all of the Acquired Assets, free and clear of all Encumbrances (other than Permitted Encumbrances (as defined in Section 2.4 hereof)), for the purchase price specified in Section 1.1(b) hereof.

     (b) The purchase price (the "Purchase Price") shall equal (i) $2,600,000 in cash in U.S. Dollars, subject to adjustment as provided in Section 1.4 hereof


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(as  initially  so  adjusted  at the  Closing,  hereinafter  referred  to as the
"Closing Cash Consideration", and (ii) shares of Parent's Common Stock, no par value, having a Closing Date aggregate Average Market Price of $1,000,000 (the "NTS Shares") hereinafter referred to as the "Share Consideration" and (iii) the assumption by the Purchaser of the Assumed Liabilities.

     Section 1.2  Closing.
                  -------

     (a) Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall be effective as of the close of business on December 31, 2003 (the "Closing Date").and, if the closing has not occurred by that date, from and after January 1, 2004 the business of the Company shall be operated for the sole and exclusive account and benefit of the Purchaser. The closing shall take place at 10:00 a.m., local time, on such date, no later than January 23, 2004 as may be mutually satisfactory to Purchaser and the Company at the offices of Sheppard, Mullin, Richter & Hampton, LLP, 333 South Hope Street, Suite 4800, Los Angeles, CA 90071.

     (b) In addition to the other things required to be done hereby, at the Closing, subject to the terms of this Agreement, the Company or the Interest
Holders, as the case may be, shall convey and deliver to Purchaser the following: (i) bills of sale and instruments of assignment, in forms reasonably satisfactory to Purchaser, to evidence the transfer to Purchaser of the Acquired Assets in accordance herewith duly executed by the Company; (ii) consents to transfer or assignment of all Contracts that require consents for transfer or assignment, as set forth on Schedule 6.1(b); (iii) member resolutions evidencing the authority of the Company to consummate the transactions contemplated by this Agreement; (iv) all such other documents and instruments of conveyance as shall, in the reasonable opinion of Purchaser, be necessary to transfer to Purchaser the Acquired Assets in accordance herewith and, where necessary or desirable, in recordable form; (v) good standing certificates requested by Purchaser; and (vi) if not previously delivered to Purchaser, all other certificates and such other instruments and documents required pursuant hereto to be delivered by or on behalf of each of the Interest Holders or the Company, as the case may be, at or prior to the Closing or otherwise required, or reasonably requested by Purchaser, in connection herewith.

     (c) In addition to the other things required to be done hereby, at the Closing, subject to the terms of this Agreement, Purchaser shall deliver to the Company, (i) an assumption agreement, in the form attached hereto as Exhibit B, to evidence the assumption by Purchaser of the Assumed Liabilities in accordance herewith, duly executed by Purchaser (the "Assumption Agreement"); (ii) certified board resolutions evidencing the authority of Purchaser and Parent to consummate the transactions contemplated by this Agreement; (iii) if not previously delivered to the Company, all other certificates and such other instruments and documents required pursuant hereto to be delivered by or on behalf of Purchaser or Parent at or prior to the Closing or otherwise required, or reasonably requested by the Company, in connection herewith.

     Section 1.3  Payment.
                  -------

     (a) Subject to the terms of this Agreement, at the Closing, Purchaser shall deliver to the Company (i) the Closing Cash Consideration, less ten percent


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

(10%) of the Closing Cash Consideration to be deposited into the Escrow referred to in 1.3(b) below, which shall be paid by wire transfer of immediately available funds to a bank account designated in writing by the Company and (ii) (subject to Section 1.3(b) hereof) a duly executed stock certificate evidencing the issuance to the NTS Shares.

     (b) Subject to the terms of this Agreement, at the Closing, Purchaser shall deliver the NTS Shares into an escrow (the "Escrow") to be disbursed pursuant to the terms of an escrow agreement in substantially the form set forth in Exhibit C (the "Escrow Agreement").

     Section 1.4   Closing Net Worth Adjustment.
                   ----------------------------

     (a) At least five Business Days prior to the Closing, the Company shall deliver to Purchaser its good faith written estimate of the Closing Net Worth, which Purchaser shall have the right to approve (the "Estimated Closing Net Worth"). The Company shall make available to Purchaser all work papers and other books and records utilized in preparing the Estimated Closing Net Worth and shall make available to Purchaser the appropriate personnel involved in the preparation of such estimate. If the Estimated Closing Net Worth is (i) less than $1,756,116.11, the Closing Cash Consideration shall be decreased by the amount of such deficiency (the "Deficiency") or (ii) if the Estimated Closing Net Worth is greater than $1,756,116.11, the Closing Cash Consideration shall be increased by the amount of such excess (the "Excess"). In all other cases, there shall be no adjustment of the Closing Cash Consideration at the Closing.

     (b) As promptly as practicable, but in no event later than sixty (60) days, after the Closing, Purchaser shall notify the Company in writing of its determination of Closing Net Worth ("Purchaser's Closing Schedule"), which determination shall set forth in reasonable detail Purchaser's calculation of Closing Net Worth. Purchaser's Closing Schedule shall also set forth, and explain, in reasonable detail, any differences between Purchaser's calculation of Closing Net Worth and the Estimated Closing Net Worth. A copy of all work papers and other books and records utilized in the preparation of Purchaser's Closing Schedule shall be made available to the Company at such time. The Company will notify Purchaser in writing (the "Net Worth Dispute Notice") within thirty (30) days after receiving Purchaser's Closing Schedule if the Company disagrees with Purchaser's calculation of the Closing Net Worth as set forth in Purchaser's Closing Schedule, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and the Company's calculation of the Closing Net Worth. Purchaser will give the Company and its representatives reasonable access during the normal business hours of Purchaser to the personnel, books and records of the Business to assist the Company in the preparation of the Net Worth Dispute Notice. If no Net Worth Dispute Notice is received by Purchaser within such 30-day period, Purchaser's calculation of Closing Net Worth as set forth in Purchaser's Closing Schedule shall be final and binding upon the parties hereto.

     (c) Upon receipt by Purchaser of the Net Worth Dispute Notice, the Company and Purchaser shall negotiate in good faith to resolve any disagreement with respect to Closing Net Worth set forth in the Net Worth Dispute Notice. To the extent Purchaser and the Company are unable to agree with respect to Closing Net


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

Worth within thirty (30) days after receipt by Purchaser of the Net Worth Dispute Notice, Purchaser and the Company shall promptly submit their dispute to KPMG LLP for a binding resolution. Closing Net Worth as agreed upon by the Company and Purchaser, as deemed agreed upon pursuant to the last sentence of
Section 1.4(b) or as determined by KPMG LLP, in accordance herewith, shall be termed the "Final Closing Net Worth". The fees and expenses of such accounting firm shall be paid by the party hereto whose determination of Closing Net Worth, as submitted to such accounting firm, is furthest away from the Final Closing Net Worth.

     (d) If the Final Closing Net Worth is greater than the Estimated Closing Net Worth, Purchaser shall pay to the Company the Excess. If the Final Closing Net Worth is less than the Estimated Closing Net Worth, the Deficiency shall first be distributed to Purchaser from the Escrow with the balance, if any, of the Deficiency to be paid by the Company to Purchaser. In the event that there is no Deficiency, or the Deficiency is less than the cash in the Escrow, the remaining cash shall be promptly paid to the Company following determination of the Final Closing Net Worth and the completion of payments required as a result thereof.

     (e) The payment to be made pursuant to Section 1.4(d) shall be made by wire transfer of immediately available funds to a bank account designated by the Company or Purchaser, as payee as the case may be, within five (5) business days after the Final Closing Net Worth becomes final and binding on the parties hereto.

     Section 1.5   Assumption of Assumed Liabilities.
                   ----------------------------------


     (a) Subject to the terms of this Agreement, at the Closing, Purchaser shall assume the Company's liabilities and obligations (i) under the Contracts (other than Excluded Contracts (as defined below)) listed on Schedule 2.16 hereto arising exclusively from, and accruing exclusively with respect to, the period after the Closing, (ii) for personal injuries and property damage occurring at any time after the Closing Date caused by products manufactured by the Company and (iii) as set forth on the Closing Date Balance Sheet (as defined below) (the "Assumed Liabilities"). Purchaser shall assume no other liabilities of the Company, except that, upon the prior written request of the Company, Purchaser will repair or replace defective shock mounts at the Purchaser's cost and expense.

     (b) Notwithstanding anything to the contrary contained herein, Purchaser shall not assume or be bound by or be obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or liabilities of the Company or relating to the Acquired Assets or the Business (or which may be asserted against or imposed upon Purchaser as a successor or transferee of the Company or as an acquirer of the Acquired Assets or the Business or otherwise as a matter of Law) of any kind or nature, whether fixed or contingent, known or unknown, warranties, obligations or claims (collectively, the "Non-Assumed Liabilities"), other than the Assumed Liabilities. Without limitation of the foregoing, all of the following shall be considered Non-Assumed Liabilities for the purposes of this Agreement:

         (i) any liability or obligation arising out of any Contract that (A) subject to Section 1.7 hereof, was not capable of being assigned to Purchaser as of the Closing until such time that such Contract has effectively been assigned, or the benefits thereof made available, to Purchaser, (B) is required by the terms thereof to be discharged on or prior to the Closing, (C) relates to or arises out of a breach or default by the Company on or prior to the Closing (including any event occurring at or prior to the Closing that with the lapse of time or the giving of notice, or both, would become a breach or default) under any Contract or to any services or products provided or to be provided by the Company under any such Contract arising out of or relating to any time on or prior to December 31, 2003 or (D) is specified on Schedule 1.5(b) hereto (the "Excluded Contracts");

         (ii) any liability for Taxes;

         (iii) any liability or obligation arising (whether arising before or after the Closing) under or with respect to any Benefit Plan (as defined in
     Section 2.7(b) hereof) or any other compensation or employee benefit plan, policy or arrangement or collective bargaining agreement maintained, contributed to or entered into at any time by the Company or any of its Affiliates or with respect to the employment of any Employee, agent or independent contractor by the Company or any of its Affiliates (whether or not employed by Purchaser after the Closing), including any liability or obligation with respect to workers compensation, unemployment insurance premiums or any claims arising under any federal, state or local tax withholding, employment, labor or discrimination Laws;

         (iv) any liability or obligation relating to the operation of the Company prior to the Closing arising by operation of Law under any common Law or statutory doctrine (including successor liability or de facto merger);

         (v) any liability or obligation in respect of the Excluded Assets; and

         (vi) any liabilities to Employees or others under any provisions relating to changes of control or the like.

     (c) The Company hereby irrevocably waives and releases, and has caused its Affiliates to waive and release, Purchaser from all Non-Assumed Liabilities, including any liabilities or obligations created or which arise by statute or common Law.

     Section 1.6   Stock Legend; Transfer.
                   ----------------------

     (a) The Company acknowledges and agrees that the NTS Shares acquired by it pursuant to this Agreement may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, and that it will not directly or indirectly offer or sell any of the NTS Shares, other than in compliance with the Securities Act of 1933 and all other applicable state or foreign securities Laws. In addition, without the prior written consent of Parent, the Company shall not, [except as contemplated by Section 7.1(a)], directly or indirectly, offer, sell, solicit an offer to buy, make any short sale, hedge, pledge, grant


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

any option to purchase, contract to sell, or otherwise dispose of or transfer any of the NTS Shares, or in any manner, transfer all or a portion of the economic consequences associated with the ownership of the NTS Shares (including, without limitation, by way of equity swap, hedging, or any other form of derivative transaction) (any of the foregoing, a "Transfer"), in each case for a period of one year from the Closing Date; provided, however, that, the Company may distribute any or all of the NTS Shares to the Interest Holders at any time, provided (i) such distribution is exempt from the registration requirements of the Securities Act of 1933 and (ii) at or prior to the time of such Transfer, each Interest Holder receiving any NTS Shares has executed and delivered to Parent an agreement to the foregoing effect. Parent may, with respect to any of the NTS Shares, cause its transfer agent to note, during the above period, stop transfer instructions with respect to the NTS Shares.

     (b) The Common Stock delivered pursuant to this Agreement will contain the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, ANY SUCCESSOR LAW, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND ITS TERRITORIES, POSSESSIONS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NATIONAL TECHNICAL SYSTEMS, INC. IS RECEIVED STATING THAT SUCH TRANSACTION IS NOT SUBJECT TO THE REGISTRATION AND/OR PROSPECTUS DELIVERY REQUIREMENTS OF ANY SUCH JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT NATIONAL TECHNICAL SYSTEMS, INC. MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) THEREUNDER.

     Section 1.7   Consent of Third Parties.
                   -------------------------

     (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Contracts or Permits or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third Person, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Purchaser thereunder. The Company will use its reasonable best efforts to obtain the consent of each such Person for the assignment to Purchaser of any such Contract or Permit. If such consent is not obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Company thereunder so that Purchaser would not in fact receive all such rights, the Company and Purchaser will cooperate in a mutually agreeable arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Assumed Liabilities if such assignment occurred on the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Purchaser, or under which the Company would enforce for the benefit of Purchaser, with Purchaser assuming the Company's obligations to the


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

same extent as if it would have constituted an Assumed Liability and any and all rights of the Company against a third Person thereto. The Company will pay promptly to Purchaser when received all monies received by the Company after the Closing Date under any of the Contracts or any claim or right or any benefit arising thereunder to the extent that Purchaser would be entitled thereto pursuant hereto.

     Section 1.8   Allocation of Consideration.
                   ----------------------------

     (a) The allocation of the Purchase Price among the Acquired Assets shall be as set forth on Schedule 1.8 hereto (the "Allocation"). The parties hereto covenant and agree that the Allocation shall be conclusive and final for all purposes of this Agreement. Purchaser and the Company shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation and cooperate in the preparation and filing of Form 8594 under Section 1060 of the Code (or any successor form or successor provision of any future tax Law, or any comparable provisions of state, or local tax Law), with their respective federal, state and local income tax returns for the taxable year that includes the Closing Date.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                      THE INTEREST HOLDERS AND THE COMPANY

     Each of the Interest Holders and the Company hereby severally, but not jointly, represents and warrants to and for the benefit of Purchaser and Parent as follows:

     Section 2.1   Authorization: Formation; etc.
                   ------------------------------

     (a) The Company has full requisite power and authority to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Company, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Company. The execution, delivery and performance by the Company of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with or result in the breach of any provision of the Company's or either Entity Interest Holder's formation document or operating agreements, (ii) except as set forth on Schedule 2.1(a) hereto, (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon the Company, any Interest Holder or the Acquired Assets pursuant to any agreement or contract by which the Company, any Interest Holder or the Acquired Assets is bound, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect, or (iii) violate or conflict with any Legal Requirement applicable to the Company, any Interest Holder or the Acquired Assets or by which the Business or any of the Acquired Assets may be bound or affected, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. This Agreement has been, and the other instruments and documents contemplated hereby to be executed and delivered by the Company at the Closing will, at the Closing, have been, duly executed and delivered by the Company, and constitute (or will constitute at the Closing, as applicable) legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at Law).

     (b) The Company (i) is a limited liability company duly formed, validly existing and in good standing under the Laws of Maryland, (ii) has all requisite power and authority to own and operate the Acquired Assets and conduct the Business as they are now being operated and conducted, (iii) is in good standing and is duly qualified to transact business in Virginia and in each other jurisdiction in which the Company's ownership or use of the Acquired Assets or the conduct of the Business requires it to be so qualified, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. The Company has previously delivered or made available to Purchaser true and correct copies of the formation and operating documents of the Company and all amendments thereto. The Company has no Subsidiaries or any investments in, or joint venture arrangements with, any other Person.

     (c) Each Entity Interest Holder (i) is a corporation duly formed, validly existing and in good standing under the Laws of the state of their formation,
(ii) has all requisite power and authority to own and operate its assets and conduct its business as they are now being operated and conducted, (iii) is in good standing and is duly qualified to transact business in each jurisdiction in which the Entity Interest Holder's ownership or the conduct of its business requires it to be so qualified.

     Section 2.2   Absence of Litigation.
                   ----------------------

     (a) There is no Action pending or, to the Knowledge of the Company, threatened against the Company or any Interest Holder in his or its capacity as a holder of equity interests in the Company, at Law or in equity, before or by any court, arbitrator, panel or other Government Authority. The Company is not currently operating under or subject to any order, award, stipulation, judgment, writ, decree, determination or injunction of any arbitrator or Government Authority. There is not pending against the Company or any Interest Holder any Action (i) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Purchaser of any portion of the Acquired Assets, or (iii) which otherwise could reasonably individually or in the aggregate be expected to have a Material Adverse Effect.

     Section 2.3   Compliance with Laws: Permits; Consents.
                   ----------------------------------------

     (a) The Company and each Interest Holder, in his or its capacity as a holder of an equity interest in the Company, is in compliance with all applicable Laws, except for such non-compliance as would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect.

     (b) The Company owns, or has full rights under, all franchises, licenses, permits, consents, approvals and authorizations of any Government Authority which are necessary for the conduct of the Business as currently conducted, all of which are listed on Schedule 2.3(b) hereto. Each of the foregoing is in full force and effect, and the Company and each Interest Holder is in compliance with all of its obligations with respect thereto, and no event has occurred which permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation or early termination of any of the foregoing, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

     (c) Except as set forth in Schedule 2.3(c) hereto, no filing, consent, waiver, approval or authorization of any Government Authority or of any third party is required to be made or obtained on the part of the Company or any Interest Holder in connection with the execution, delivery and performance by the Company and each Interest Holder of this Agreement or the consummation by the Company and each Interest Holder of the transactions contemplated hereby.

     Section 2.4   Acquired Assets; Title.
                   -----------------------

     (a) Schedule 2.4(a) hereto contains descriptions of all items of tangible personal property of every kind or description owned by the Company having a current net book value in excess of $10,000.

     (b) Schedule 2.4(b) hereto contains a description of all real property owned or leased by the Company and a description of the principal terms of all such leases.

     (c) Except for the Excluded Assets, the Acquired Assets (including any assets, properties and rights subject to any Contract included in the Acquired Assets) constitute all the assets, properties and rights owned, used, or held for use in connection with, or that are otherwise related to or required for the conduct of, the Business as currently conducted by the Company on the date of this Agreement. Except as set forth in Section 2.4(c), the Company has good and marketable title to, or holds by valid and existing leases or licenses for, all of the Acquired Assets free and clear of all Encumbrances, except for (i) liens for Taxes, assessments and other governmental charges which are not due and payable and which may thereafter be paid without penalty, (ii) the title and other interests of lessor under a capital or operating lease or of a licensor under a license or royalty agreement, (iii) Encumbrances arising by or through Purchaser, (iv) Encumbrances listed on Schedule 2.4(c) hereto and (v) such minor imperfections in title as do not detract in any material respect from the value or utility of the subject property in the operation of the Business (collectively, "Permitted Encumbrances"). Except as set forth in Schedule 2.4(c), there is no financing statement under the UCC or any security agreement authorizing any secured party to file any such financing statement with respect to any of the Acquired Assets. At the Closing, the Company will convey to Purchaser good title to all of the Acquired Assets (except those which the Company holds by valid and existing leases or licenses), free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth in Schedule

2.4(c), the tangible assets (a) included in the Acquired Assets or (b) subject to any Contract included in the Acquired Assets, are in good operating condition and repair, reasonable wear and tear excepted.

     Section 2.5   Intellectual Property.
                   ----------------------

     (a) Schedule 2.5 hereto contains a true, accurate and complete list of all patents, trademarks, trade names and trade dress, whether or not registered, and trade secrets, service marks and copyrights, and corresponding registrations and applications for registrations thereof, worldwide, which are now owned, used or held for use by the Company. Except as set forth in Schedule 2.5, the Company, to its Knowledge, has good legal title to all of the Intellectual Property free and clear of Encumbrances (including any rights or claims of present or former Employees, consultants, officers and directors of the Company or any other Persons), except Permitted Encumbrances, and of any obligations to pay royalties or other remuneration to any Person. Schedule 2.5(a) hereto further sets forth a true, accurate and complete list of all Outstanding IP Licenses, identifying the other parties thereto and the subject matter and date thereof, any royalty or other payment obligations, the term thereof, and any exclusivity obligations. No Outstanding IP License requires any payment of any nature, cash or non-cash or approval from, any past or present officer, director, member or Affiliate of the Company.

     (b) To the Knowledge of the Company, except as set forth in Schedule 2.5(b) hereto, the Company has (i) has sufficient title, ownership or IP Licenses of Intellectual Property (whether or not listed in Schedule 2.5 hereto or 2.5(a)) necessary for the Business as now conducted without any conflict with or infringement of the rights of others, and (ii) such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (c) Except as set forth in Schedule 2.5(c) hereto, (i) the Company, to its Knowledge, has not been nor is it now interfering with, infringing upon, misappropriating, or otherwise in conflict with or violating any Intellectual Property Rights of other Persons, (ii) the Company has not received, and has no Knowledge of, any communications alleging that the Company has violated or, by conducting the Business, would violate any of the Intellectual Property Rights of any other Person and (iii) to the Knowledge of the Company, there is no basis for the making of any such allegation.

     (d) There is not pending, nor to the Knowledge of the Company, has there been threatened, any Action to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the Company's Intellectual Property.

     (e) To the Knowledge of the Company, except as set forth in Schedule 2.5(e), no Person is infringing any of the Company's Intellectual Property, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

     (f) To the Knowledge of the Company, none of the Employees is obligated under any contract (including IP Licenses, Licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Government Authority, that would interfere with the reasonable best efforts of such Employee to promote the interests of the Company or that would conflict with the Business as currently conducted. To the Knowledge of the Company, none of its consultants is obligated under any contract (including IP Licenses, Licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Government Authority, that would interfere with such consultant's performance of its contractual obligations or other currently contemplated duties to the Company. Neither the execution nor delivery of this Agreement or the consummation of the transactions contemplated hereby, nor the carrying on of the Business by the Employees and the consultants to the Company, nor the conduct of the Business, will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Law, contract, covenant or instrument to or under which any of such employees or consultants is now subject to or obligated. To the Knowledge of the Company, it will not be necessary to utilize any inventions of any Interest Holders, Employees or any consultants to the Company (or Persons it currently intends to hire or retain as consultants) that are not included in the Intellectual Property of the Company.

     (g) Schedule 2.5(g) hereto sets forth a complete list of all Domain Names now used by the Company. All such Domain Names are currently registered and in good standing, and the Company is shown on the records of the registrar thereof as the sole owner thereof. The Company has not received and has no Knowledge of any notice or communication stating that any Person is challenging the right of the Company to use any such Domain Name.

     (h) All Software which has been used and which is now being used by the Company has and is being used in compliance with all applicable IP License requirements, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

     Section 2.6   Customers and Suppliers.
                   ------------------------

     (a) Schedule 2.6(a) hereto sets forth a list of each customer of the Company which accounted for more than 5% of the net sales of the Company in any of the calendar years 2002 or 2003.

     (b) Schedule 2.6(b) lists the top 10 suppliers and vendors of goods to the Company during the period from January 1, 2003 to December 31, 2003 (based on invoice price) and the value of goods supplied to the Company in such period (based on invoice price). To the Knowledge of the Company, no event, occurrence, or fact has occurred which would lead it to believe that any of such suppliers or vendors will not continue to supply the current level and type of goods currently being provided to the Company on similar terms and conditions.

     Section 2.7   Labor: Employee Benefits.
                   -------------------------

     (a) Schedule 2.7(a) hereto sets forth a complete and correct list of the name, job title, base salary or wage rate and bonus entitlement of each of the

Company's current Employees and whether or not each Employee is actively at work and, if not, the reason that such Employee is not actively at work.

     (b) Schedule 2.7(b) hereto sets forth a complete and correct list of (i) each "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) each other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, stock award, deferred compensation, profit sharing, incentive compensation, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, employee loan, educational assistance plan, policy or arrangement, and (iii) any employment, indemnification, consulting or severance agreement, whether or not written, which, in the case of clauses (i),
(ii) or (iii), is sponsored or maintained by the Company or any of its Affiliates, or to which the Company or any of its Affiliates contributes or is required to contribute on behalf of current or former Employees, directors or consultants of the Company or their beneficiaries or dependents ("Benefit Plans").

     (c) The Disclosure Schedule contains complete and correct copies of (i) with respect to each Benefit Plan, (A) the plan document, including any amendments (or a written description of any unwritten plan) and (B) any summary plan description; and (ii) any employee handbook, administrative or personnel manual applicable to Employees.

     (d) There is currently no audit or investigation by any Government Authority or any claim (other than routine claims for benefits in the ordinary course), action, suit or proceeding against or involving any Benefit Plan.

     (e) Each Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(l) of the Code) complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any other similar Legal Requirements providing for continuation coverage.

     (f) No event has occurred and no condition exists with respect to any Benefit Plan, any employee benefit plan maintained by an ERISA Affiliate of the Company or any employee benefit plan previously maintained by the Company or any of its ERISA Affiliates which could subject Purchaser, or any of its officers, directors, employees, agents or Affiliates, directly or indirectly to any Tax, penalty, fine or other liability.

     (g) All contributions and premium payments required to have been paid under or with respect to any Benefit Plan have been timely paid.

     (h) No Employees are represented by a union or other labor organization or association, and to the Knowledge of the Company, no such organizing efforts are now being conducted with respect to the Employees. The Company has not, at any time during the preceding three years, had a strike, work stoppage or work slowdown, nor, to the Knowledge of the Company, is any such action threatened. The Company is not involved in nor, to the Knowledge of the Company, threatened with, any labor dispute, arbitration, Lawsuit or administrative proceeding relating to labor matters involving the Employees.

     Section 2.8   No Brokerage.
                   -------------

     (a) Except for Mertz Associates, Inc., whose fees shall be the sole responsibility of the Company and the Interest Holders, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this transaction or the transactions contemplated hereby or thereby based upon any agreements, written or oral, made by or on behalf of the Company or the Interest Holders.

     Section 2.9   Environmental Matters.
                   ----------------------

     Except as set forth in Phase One Environmental Report included in the Disclosure Schedule 2.9:

     (a) The Company is, and at all times has been, in material compliance with, and has not been and is not in material violation of our liable under, any Environmental Law. Neither the Company nor the Interest Holders have any basis to expect, nor have they or any other Person for whose conduct the Company is or may be held to be responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which the Company has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct it is or may be held responsible, or from which
Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (b) There are no pending or, to the Knowledge of the Company or the Interest Holders, threatened claims, Liens, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which the Company has or had an interest.

     (c) The Company and the Interest Holders have no Knowledge of or any basis to expect, nor have they, or any other Person for whose conduct the Company is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which the Company has or had an interest, or with respect to any property or Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct the Company is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (d) Neither the Company nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of the Company and the Interest Holders, with respect to any other property or asset (whether real, personal or mixed) in which the Company (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

     (e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any Person whose conduct it is or may be held responsible, or to the Knowledge of the Company and the Interest Holders, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or, to the Knowledge of the Company and the Interest Holders, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which the Company has or had an interest, or to the Knowledge of the Company and the Interest Holders any geologically or hydrologically adjoining property, whether by the Company or any other Person.

     (g) The Company has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or the Interest Holders pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by the Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

     Section 2.10  Securities Act of 1933 Matters.
                   -------------------------------

     (a) The Company is acquiring the Common Stock under this Agreement for its own account and not with a view to any distribution thereof in violation of the Securities Act of 1933 or any state securities Laws. The Company acknowledges and agrees that the Common Stock acquired by it pursuant to this Agreement has not been and will not be registered under the Securities Act of 1933 (or any state or foreign securities Laws), except to the extent such registration may be effected pursuant to Article VII hereof, and may not be transferred in the absence of a registration under the Securities Act of 1933 or unless an opinion of counsel reasonably satisfactory to Purchaser is received stating that such transaction is not subject to the registration and/or prospectus delivery requirements of any applicable jurisdiction.

     (b) The senior management of the Company (i) has had an opportunity to discuss Parent's business, management and financial affairs with Parent's management and to conduct a complete business, legal and technical due diligence to their satisfaction and (ii) have sufficient knowledge and experience in investing in companies similar to Parent's so as to be able to evaluate the risks and merits of an investment in Purchaser.

     Section 2.11  Financial Statements.
                   ---------------------

     (a) Attached hereto as Schedule 2.11(a) are true and complete copies of (i) unaudited balance sheets of the Company as of December 31, 2001 and December 31, 2002 and the related unaudited statements of income and cash flows for the Company for the years then ended (the "Base Unaudited Financial Statements"), and (ii) the unaudited balance sheet of the Company as of September 30, 2003, and the related unaudited statement of income and cash flows for the Company for the nine-month period then ended. The foregoing financial statements are collectively referred to as the "Financial Statements".

     (b) The Financial Statements (which, for purposes of this Section 2.11(b), shall include the financial statements referred to in Section 5.5 hereof) are in accordance with the books and records of the Company in all material respects. Except as set forth on Schedule 2.11(b) hereto, the Base Unaudited Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of the Company as of the dates and for the periods indicated, except that they lack the footnotes required under GAAP.

     Section  2.12 Absence of Certain  Changes.  Except as set forth on Schedule
2.12 hereto, since December 31, 2003, the Company has conducted its business only in the Ordinary Course of Business consistent with past practices and there has been no:

     (a) event or occurrence that individually or in the aggregate has caused or is reasonably likely to cause a Material Adverse Effect;

     (b) physical damage, destruction or loss in an amount exceeding $25,000 in the aggregate affecting the Acquired Assets which is not covered by insurance or remedied within thirty (30) days;

     (c) increase in compensation payable or to become payable to any Employee, independent contractor, consultant or director of the Company, or any bonus payment made or promised to any Employee, independent contractor, consultant or director of the Company, or any material change in personnel policies, insurance benefits, Benefit Plans or other compensation arrangements affecting the employees, independent contractors, consultants or directors of the Company
(other than increases in wages and salaries or bonus payments made in the Ordinary Course of Business);

     (d) waiver of any rights of the Company under any Contract;

     (e) mortgage, pledge or subjection to any Encumbrance (other than Permitted Encumbrances) of any of the Acquired Assets;

     (f)  sale  or  transfer  of the  Acquired  Assets  (including  Intellectual
Property) except, in each case, in the Ordinary Course of Business and consistent with past practice;

     (g) change in any method of accounting or accounting practice for financial reporting purposes or reporting to any third Person.

     (h) entrance into any material transaction other than in the Ordinary Course of Business and consistent with past practice;

     (i) any labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or other labor disputes or disturbances or any adverse change in relations with Employees;

     (j) material Tax election or change in Tax accounting by the Company;

     (k) except for dividends payable solely in cash, the declaration or payment of any dividend or other distribution by the Company in respect of or the redemption by the Company of any equity interest in the Company; or

     (l) any authorization, approval, agreement or commitment to do any of the foregoing.

     Section 2.13  Taxes.
                   ------

     (a) The Company has timely filed all material Returns which are required to be filed by it, which returns and reports are true, correct and complete in all material respects, and paid all Taxes that are required to be paid by the Company or (except for Taxes that are Permitted Encumbrances) to which the Acquired Assets are or may be subject.

     (b) There are no material actions or suits now pending, nor, to the Knowledge of the Company or the Interest Holders, except as set forth on
Schedule 2.13, are there any material Actions, suits, proceedings, investigations or claims pending or proposed against the Company, nor are there any pending audits by, the IRS or other Government Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that could result in a lien on the Acquired Assets.

     (c) The Company has duly and timely complied with all applicable Laws, rules and regulations with respect to the withholding of Taxes, remittance to Taxing Authorities of withheld Taxes, and reporting in respect of Employee wages and other payments to Employees and other Persons for all periods.

     (d) The  Company  is not a foreign  Person  subject  to  withholding  under
Section 1445 of the code and the regulations promulgated thereunder and will provide certification to that effect to Purchaser at the Closing.

     (e) Parent and Purchaser will not, as a result of the consummation of the transactions contemplated by this Agreement, be required to withhold or remit to any Taxing Authority any Taxes, nor, as a result of the consummation of such transactions, will the Acquired Assets, Purchaser or Parent be subject to any Taxes imposed upon or that are the obligation of the Company or any Interest Holder to pay.

     Section 2.14 Insurance. Schedule 2.14 hereto lists all insurance policies owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

     Section 2.15  Contracts.
                   ----------

     (a) Schedule 2.15 hereto sets forth a list of all written, and a description of all oral, Contracts, agreements and understandings to which the Company is a party. The Disclosure Schedule contains true and complete copies of all written, and accurate summaries of all oral Contracts listed on Schedule
2.15. With such exceptions as would not individually or in the aggregate have a Material Adverse Effect:

         (i) All of the Contracts are valid and binding on and enforceable against the Company in accordance with their terms and on and against the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction;

         (ii) Neither the Company nor, to the Knowledge of the Company, any other party to any Contract, is in breach or default under any Contract;

         (iii) The Company has not waived any right under any Contract;

         (iv) No event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach or default under any Contract; and

         (v) There are no unresolved disputes under any of the Contracts.

     (b) There are no Contracts or agreements to which any Interest Holder or the Company is a party or under which any Interest Holder or the Company or the Acquired Assets are in any way bound or that in any way excludes or restricts the Company, or would exclude or restrict Purchaser or any of its Affiliates upon consummation of the transactions contemplated hereby, from competing in any form of business or other activity or in any geographic area.

     Section 2.16 Transactions with Affiliates. Schedule 2.16 hereto sets forth a true, complete and accurate (a) list of all Contracts, agreements, leases, arrangements, understandings, or commitments to which the Interest Holders, or any Associates or Relatives (the "Insiders"), on the one hand, and the Company, on the other hand, is a party and (b) description of all transactions which are not the subject of the agreements described in clause (a) above (the "Insider Transactions") between the Company, on one hand, and any Insider, on the other hand, that have existed since December 31, 2001.

     Section 2.17 OSHA Matters. The Company is in compliance with the requirements of the Occupational Safety and Health Act and the regulations promulgated thereunder and any similar Laws or regulations of any state or local jurisdiction ("OSHA"), except for such noncompliance as would not individually or in the aggregate have a Material Adverse Effect. The Company has not received any citation from and Government Authority, including without limitation the Occupational Safety and Health Administration ("OSHA Administration") or any Government Authority inspector setting forth any respect in which the facilities or operations of the Company are not in compliance with OSHA, or the regulations under such act, which non-compliance has not been corrected or remedied to the satisfaction of any Government Authority or inspector. Schedule 2.17 hereto sets forth a list of all citations heretofore issued to the Company under OSHA and correspondence from and to any Government Authority and any Government Authority inspectors during the past five years.

     Section  2.18  Powers  of  Attorney;  Guarantees.  Except  as set  forth in
Schedule 2.18, the Company is not a principal and has no obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, consignor, endorser (other than for purposes of collection of amounts owed to the Company in the Ordinary Course of Business of the Company ), co maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

     Section 2.19 Relations with Suppliers. No supplier has canceled any Contract or order for provisions of, and there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to the Company within the twelve (12) months prior to the date of this Agreement. To the Company's Knowledge, the Company's relationships with its suppliers, are good, and the Company's not aware of anything that would lead it to conclude that any such relationship may be in jeopardy.

     Section 2.20 Absence of Certain Business Practices. Neither the Company nor any manager, officer, Employee, agent or Affiliate of the Company, acting on its behalf has, directly or indirectly, (a) since December 31, 2000 given any gift or similar benefit to any customer, supplier, competitor or Employee or official of any Governmental Authority which would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding and which would have a Material Adverse Effect on the Company, or (b) acted in any other unlawful manner with, to, or in connection with the Company's customers, suppliers, or competitors which would have a Material Adverse Effect on the Company.

     Section 2.21  Condition of Tangible Assets and Inventories.
                   --------------------------------------------

     (a) Except as set forth in Schedule 2.21 and except for ordinary wear and tear, to the Knowledge of the Company, all items of machinery, equipment, and other tangible assets included in the Acquired Assets are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

     (b) Except as set forth in Schedule 2.21, the Inventory consist of items of merchantable quality and quantity usable or salable in the Ordinary Course of Business, and are salable at prevailing market prices not damaged or defective.

     Section 2.22 Full Disclosure. No representation, warranty, statement or disclosure schedule to this Agreement or other schedule furnished by the Company and/or the Interest Holders to Purchaser in this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                         OF EACH OF THE INTEREST HOLDERS

     Each of the Interest Holders hereby represents and warrants severally, but not jointly, to and for the benefit of Purchaser and Parent as follows, with respect to such Interest Holder, but not as to any other Interest Holder:

     Section 3.1 Authorization, Enforceability. Such Interest Holder has full power and authority and is legally competent to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed by such Interest Holder, to perform such Interest Holder's obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Interest Holder of this Agreement and the other instruments and documents contemplated hereby to be executed by such Interest Holder, and the consummation by such Interest Holder of the transactions contemplated hereby and thereby do not and will not (i) (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon such Interest Holder pursuant to any agreement or contract by which such Interest Holder or his, her or its assets is bound or (ii) violate or conflict with any Legal Requirement applicable to such Interest Holder or any other restriction of any kind or character to which such Interest Holder is subject. This Agreement has been, and the other instruments and documents contemplated hereby to be executed by such Interest Holder at the Closing will, at the Closing, have been, duly executed and delivered by such Interest Holder, and constitute (or will constitute at the

Closing, as applicable) legal, valid and binding obligations of such Interest Holder enforceable against such Interest Holder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at Law).

     Section 3.2 Consents, etc. Except as set forth on Schedule 3.2, no filing, consent, waiver, approval or authorization of any Government Authority or of any third Person on the part of such Interest Holder is required to be obtained or made by such Interest Holder in connection with the execution, delivery and performance by such Interest Holder of this Agreement or the other documents contemplated by this Agreement to which such Interest Holder is a party or the consummation by such Interest Holder of any of the transactions contemplated hereby or thereby.

     Section 3.3 Brokers. Finders. etc. Except for Mertz Associates, Inc., whose fees shall be the sole responsibility of the Company and/or the Interest Holders, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this transaction or the transactions contemplated hereby or thereby based upon any agreements, written or oral, made by or on behalf of such Interest Holder.

     Section 3.4 Membership Interests. Such Interest Holder is the legal and beneficial owner of all of the equity interests of the Company set forth after his or its name in Schedule 3.4.

     Section 3.5 Status. Each Interest Holder that is a corporation (i) is a corporation duly formed, validly existing and in good standing under the Laws of the state of its formation (ii) has all requisite power and authority to own and operate the Acquired Assets.

     Section 3.6 Access. Such Interest Holder (i) has had an opportunity to discuss Parent's business, management and financial affairs with Parent's management and to conduct a complete business, legal and technical due diligence to their satisfaction and (ii) has sufficient knowledge and experience in investing in companies similar to Parent's so as to be able to evaluate the risks and merits of an investment in Purchaser.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser hereby severally, but not jointly, represent and warrant to and for the benefit of each of the Interest Holders and the Company as follows:

     Section 4.1   Incorporation:  Authorization.
                   -----------------------------

     (a) Each of Purchaser and Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its formation. Each of Purchaser and Parent has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

     (b) Each of Purchaser and Parent has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed by Purchaser or Parent and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Purchaser and Parent of this Agreement and the other instruments and documents contemplated hereby to be executed by Purchaser or Parent have been duly authorized by all necessary action (corporate or otherwise) on the part of Purchaser or Parent (as the case may be). This Agreement has been, and the other instruments and documents contemplated hereby to be executed by Purchaser or Parent at the Closing will, at the Closing, have been, duly executed and delivered by Purchaser or Parent as the case may be. This Agreement constitutes, and each other instrument and document contemplated hereby to be executed by Purchaser or Parent at the Closing will, at the Closing, constitute, a legal, valid and binding obligation of Purchaser or Parent (as the case may be) enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

     (c) The execution, delivery and performance by Purchaser and Parent of this Agreement, and the other documents contemplated by this Agreement to which Purchaser or Parent is a party, and the consummation by Purchaser and Parent of the transactions contemplated hereby and thereby, do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate or articles of incorporation or by-laws of Purchaser or Parent or
(ii) violate or conflict with any Legal Requirement applicable to Purchaser or Parent or any other restriction of any kind or character to which Purchaser or Parent is subject

     (d) The NTS shares to be delivered to the Company in accordance with this Agreement have been duly authorized and, when so delivered in accordance with the terms of this Agreement, will have been duly authorized, validly issued, fully paid and non-assessable, will not have been issued in violation of any preemptive rights or, assuming that neither the Company nor the Interest Holders are in breach of the representations and warranties contained in Sections 2.10 and 3.6 hereof, of any U.S. federal or state securities Laws.

     Section 4.2 Absence of Litigation. (a) Except as set forth in Schedule 4.2 there is no Action pending or, to the Knowledge of Purchaser and Parent, threatened against Purchaser or Parent, at Law or in equity, before or by any court, arbitrator, panel or other Government Authority. Neither Purchaser nor Parent is currently operating under or subject to any order, award, stipulation, judgment, writ, decree, determination or injunction of any arbitrator or Government Authority. There is not pending against the Purchaser or Parent any Action (i) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Purchaser of any portion of the Acquired Assets, or (iii) which otherwise could reasonably individually or in the aggregate be expected to have a material adverse effect on the business, results of operations or financial condition of Purchaser and Parent, taken as a whole (an "NTS MAC").

     Section 4.3   Compliance with Laws: Permits; Consents.
                   ----------------------------------------

     (a) Each of Purchaser and Parent is in compliance with all applicable Laws, except for such non-compliance as would not individually or in the aggregate reasonably be likely to have an NTS MAC.

     (b) Each of Purchaser and Parent owns, or has full rights under, all franchises, licenses, permits, consents, approvals and authorizations of any Government Authority which are necessary for the conduct of its business as currently conducted. Each of the foregoing is in full force and effect, and each of Purchaser and Parent is in compliance with all of its obligations with respect thereto, and no event has occurred which permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation or early termination of any of the foregoing, with such exceptions as do not individually or in the aggregate have an NTS MAC.

     (c) Except as set forth in Schedule 4.3(c) hereto, no filing, consent, waiver, approval or authorization of any Government Authority or of any third party is required to be made or obtained on the part of Purchaser or Parent in connection with the execution, delivery and performance by Purchaser or Parent of this Agreement or the consummation by Purchaser or Parent of the transactions contemplated hereby other than such filings as may be required by NASDAQ, the Securities Exchange Act of 1934, as amended (including any Form 8-K) or the Securities Act of 1933, as amended.

     Section 4.4   Environmental Matters.
                  ----------------------

     (a) Each of Purchaser and Parent is, and at all times has been, in material compliance with, and has not been and is not in material violation of or liable under, any Environmental Law. Neither Purchaser or Parent has any basis to expect, nor have they or any other Person for whose conduct Purchaser or Parent is or may be held to be responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any real property or leasehold or other interest in real property currently or formerly owned or operated by Purchaser or Parent (an "NTS Facility"), of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any NTS Facility or other property or asset (whether real, personal or mixed) in which Purchaser or Parent has or had an interest, or with respect to any property or NTS Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Purchaser or Parent or any other Person for whose conduct either Purchaser or Parent may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (b) There are no pending or, to the Knowledge of Purchaser and Parent, threatened claims, Liens, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any NTS Facility or any other property or asset (whether real, personal or mixed) in which either Purchaser or Parent has or had an interest.

     (c) Neither Purchaser nor Parent has Knowledge of or any basis to expect, nor have either of them, or any other Person for whose conduct either Purchaser or Parent is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental Health and Safety Liabilities with respect to any NTS Facility or property or asset (whether real, personal or mixed) in which either Purchaser or Parent has or had an interest, or with respect to any property or NTS Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by either Purchaser or Parent or any other Person for whose conduct either Purchaser or Parent is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (d) Neither Purchaser nor Parent nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any NTS Facility or, to the Knowledge of Purchaser and Parent, with respect to any other property or asset (whether real, personal or mixed) in which either Purchaser or Parent (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any NTS Facility or any such other property or asset.

     (e) There are no Hazardous Materials present on or in the Environment at any NTS Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the NTS Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Purchaser nor Parent, nor any Person whose conduct either Parent or Purchaser may be held responsible, or to the Knowledge of Purchaser and Parent, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any NTS Facility or any other property or assets (whether real, personal or mixed) in which either Purchaser or Parent has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or, to the Knowledge of the Purchaser and Parent, Threat of Release, of any Hazardous Materials at or from any NTS Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any NTS Facility, or from any other property or asset (whether real, personal or mixed) in which either Purchaser or Parent has or had an interest, or to the Knowledge of Purchaser and Parent any geologically or hydrologically adjoining property, whether by Purchaser or Parent or any other Person.

     (g) Purchaser and Parent have delivered to the Company and the Interest Holders true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Purchaser or Parent pertaining to Hazardous Materials or Hazardous Activities in, on, or under the NTS Facilities, or concerning compliance, by Purchaser or Parent or any other Person for whose conduct Purchaser or Parent may be held responsible, with Environmental Laws.

     Section 4.5 Absence of Certain Changes. Except as set forth on Schedule 4.6 hereto, since October 31, 2003, Purchaser and Parent have conducted their respective businesses only in the Ordinary Course of Business consistent with past practices and there has been no:

     (a) event or occurrence that individually or in the aggregate has caused or is reasonably likely to cause an NTS MAC;

     (b) physical damage, destruction or loss in an amount exceeding $500,000 in the aggregate which is not covered by insurance or remedied within thirty (30) days;

     (c) mortgage, pledge or subjection to any Encumbrance (other than Permitted Encumbrances) of any of the Acquired Assets;

     (d) sale or transfer of a material amount of assets (including Intellectual Property) except, in each case, in the Ordinary Course of Business and consistent with past practice;

     (e) change in any method of accounting or accounting practice for financial reporting purposes or reporting to any third Person.

     (f) entrance into any material transaction other than in the Ordinary Course of Business and consistent with past practice;

     (g) any labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or other labor disputes or disturbances or any adverse change in relations with Employees;

     (h) material Tax election or change in Tax accounting by the Company;

     (i) any authorization, approval, agreement or commitment to do any of the foregoing.

     Section 4.6  Taxes.
                  -----

     (a) Each of Purchaser and Parent has timely filed all material Returns which are required to be filed by it, which returns and reports are true, correct and complete in all material respects, and paid all Taxes that are required to be paid by the Company or (except for Taxes that are Permitted Encumbrances) to which the Acquired Assets are or may be subject.

     (b) There are no material actions or suits now pending, nor, to the Knowledge of Purchaser and Parent, except as set forth on Schedule 4.7, are there any material Actions, suits, proceedings, investigations or claims pending or proposed against Purchaser or Parent, nor are there any pending audits by, the IRS or other Government Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that could result in a lien on the Acquired Assets.

     (c) Each of Purchaser and Parent has duly and timely complied with all applicable Laws, rules and regulations with respect to the withholding of Taxes, remittance to Taxing Authorities of withheld Taxes, and reporting in respect of employee wages and other payments to employees and other Persons for all periods.

     Section 4.7 OSHA Matters. Each of Purchaser and Parent is in compliance with the requirements of the Occupational Safety and Health Act and the regulations promulgated thereunder and any similar Laws or regulations of any state or local jurisdiction ("OSHA"), except for such noncompliance as would not individually or in the aggregate have an NTS MAC. The Company has not received any citation from and Government Authority, including without limitation the Occupational Safety and Health Administration ("OSHA Administration") or any Government Authority inspector setting forth any respect in which the facilities or operations of either Purchaser or Parent are not in compliance with OSHA, or the regulations under such act, which non-compliance has not been corrected or remedied to the satisfaction of any Government Authority or inspector.

     Section 4.8 Absence of Certain Business Practices. Neither Purchaser or Parent or any manager, officer, employee, agent or Affiliate of Purchaser or Parent, acting on its behalf has, directly or indirectly, (a) since December 31, 2000 given any gift or similar benefit to any customer, supplier, competitor or employee or official of any Governmental Authority which would subject Purchaser or Parent to any damage or penalty in any civil, criminal or governmental litigation or proceeding and which would have an NTS MAC, or (b) acted in any other unlawful manner with, to, or in connection with the customers, suppliers, or competitors of Purchaser or Parent which would have an NTS MAC.

     Section 4.9 SEC Documents. Parent has made available to the Company a true and complete copy of (i) Parent's annual report on Form 10-K for the fiscal year ended January 31, 2003, (ii) all of Parent's current reports on Form 8-K filed since January 31, 2003, (iii) Parent's definitive proxy statement mailed to Parent's stockholders on May 27, 2003, and (iv) Parent's quarterly report on Form 10-Q for the quarters ended April 30, 2003, July 31, 2003 and October 31, 2003 (collectively, the "SEC Documents"). The SEC Documents were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.10 Brokers, Finders. etc. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this Agreement or the transactions contemplated hereby and thereby based upon any agreements, written or oral, made by or on behalf of Parent or any of its Affiliates (including Purchaser) or by or on behalf of any director, officer, employee, agent or Parent or any of its Affiliates.

     Section 4.11 Full Disclosure. No representation, warranty, statement or disclosure schedule to this Agreement or other schedule furnished by Purchaser or Parent to the Company and the Interest Holders in this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                                    COVENANTS

     Section 5.1 Conduct of Business. Except (i) as otherwise specifically permitted by this Agreement or (ii) with the prior written consent of Purchaser, from and after the date of this Agreement and until the Closing Date, each Interest Holder and the Company agrees that:

     (a) the Company shall conduct the Business as currently conducted and only in the Ordinary Course of Business consistent with past practice;

     (b) the Company shall use its reasonable best efforts to preserve the business organization of the Company intact, to keep available to Purchaser the services of the Employees, to preserve for Purchaser the goodwill of the suppliers, distributors, customers and others having business relationships with the Business and to continue in full force and effect without material modification any existing policies or binders of insurance currently maintained by the Company;

     (c) the Company shall promptly inform Parent in writing of any specific event or circumstance of which it has or obtains Knowledge, that has or is reasonably likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect;

     (d) the Company shall not:

         (i) change or modify in any respect existing inventory management or credit and collection policies, procedures and practices with respect to accounts receivable;

         (ii) enter into any contract or commitment, waive any right or enter into any other transaction which is reasonably likely to have a Material Adverse Effect;

         (iii) mortgage, pledge or subject to any Encumbrance (other than Permitted Encumbrances) any of the Acquired Assets;

         (iv) except as set forth on Schedule 5.l(d)(iv), change any compensation or benefits or grant any new compensation or benefits payable to or in respect of any Employee (except, for regularly scheduled merit increases in the Ordinary Course of Business consistent with past practice);

         (v) sell, lease or otherwise transfer any assets necessary in, or otherwise material to the conduct of, the Business which would otherwise constitute Acquired Assets;

         (vi) change the Company's method of accounting or keeping its books of account or accounting practices, except as required by GAAP;

         (vii) engage in any practice or take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties of the Company or any Interest Holder contained herein;

         (viii) enter into any Contract which would constitute an Acquired Asset or an Assumed Liability which together with all other Contracts entered into after the date hereof could result in annual liability to Purchaser in excess of $25,000 in the aggregate under all such Contracts; or

         (ix) enter into, amend or exercise an extension or renewal option for any lease of real property.

     Section 5.2 Further Assurances. Each party hereto covenants from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement):

     (a) to cooperate with each other in determining whether filings are required to be made with or consents required to be obtained from any Government Authority in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action);

     (b) to keep the other parties informed of any material communications received by such party from, or given by such party to, any Government Authority and to consult with the other parties in advance of any meeting or conference with any Government Authority;

     (c) to use reasonable best efforts and cooperate with the other parties hereto to obtain all consents required from third Persons, whose consent or approval is required pursuant to any Contract or otherwise to consummate the transactions contemplated hereby; and

     (d) without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, to use reasonable best efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby, including, without limitation, satisfaction, but not waiver, of the Closing conditions set forth in Article VI.

     Section 5.3 Public Announcements. None of the Interest Holders nor the Company shall issue, or permit any of their agents or Affiliates to issue, any press releases or otherwise make, or permit any of their respective agents or Affiliates to make, any public or other statements, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of Purchaser.

     Section 5.4   Covenant Not to Compete: Non-Solicitation.
                   -----------------------------------------

     (a) For a period of sixty (60) months beginning on the Closing Date, neither of the Interest Holders nor the Company shall, directly or indirectly engage (whether as owner, operator, equity holder, manager, consultant, agent Affiliate or employee) in any business similar to or competitive with the Business (a "Competing Business") except in any Interest Holder's employment by Purchaser or its successors. For the purposes of the foregoing, no Interest Holder or the Company shall be in breach of this Section 5.4 by reason of his, her or its beneficial ownership, together with that of the other Interest Holders, of less than 1% of a Competing Business' voting capital stock if (i) such Competing Business is publicly traded and (ii) such Interest Holder, individually or together with the other Interest Holders, does not control the operation or management of such Competing Business. The noncompetition covenants in this Agreement shall be deemed to apply to each State of the United States, each county within each State, and each other geographic area separately and shall be severable as to each such State, county or other geographic area. It is the desire and intent of the parties that the provisions of this Section 5.4 shall be enforced to the fullest extent permitted under the Laws and public policies of each jurisdiction in which enforcement is sought. If any court determines that any provision of this Section 5.4 is unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision and, in reduced form, such provision shall be enforceable; it is the intention of the parties that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this Section 5.4 in the jurisdiction of the court that has made the adjudication. The Company and the Interest Holders acknowledge and agree the customers and potential customers of the Business reside in every State.

     (b) For a period of sixty (60) months beginning on the Closing Date, the Company nor any Interest Holder shall, directly or indirectly, solicit for employment or hire, neither as an employee or a consultant, any Employee or independent contractor of Purchaser who was an employee or independent contractor of the Company as of the Closing Date or induce any such Employee or independent contractor to become an employee or consultant or otherwise provide services to any Competing Business.

     (c) The parties acknowledge and agree that the restrictions contained in Sections 5.4(a) and (b) are a reasonable and necessary protection of the immediate interests of Purchaser and Parent, and any violation of these restrictions would cause substantial injury to Purchaser and Parent and that Purchaser and Parent would not have entered into this Agreement without receiving the additional consideration offered by each of the Interest Holders and the Company in binding such Interest Holder and itself to these restrictions. In the event of a breach or a threatened breach by any of the
Interest Holders or the Company or any affiliated entities of these restrictions, Purchaser and Parent shall be entitled to an injunction restraining each of the Interest Holders and the Company and any affiliated entity from such breach or threatened breach without having to establish monetary damage or post a bond or other security; provided, however, that the right to injunctive relief shall not be construed as prohibiting Purchaser and Parent from pursuing any other available remedies for such breach or threatened breach.

     Section 5.5 Financial Statements. The Company shall deliver to Purchaser and Parent as promptly as practicable, audited balance sheets of the Company as of December 31, 2002 and December 31, 2003 and the related audited statements of income and cash flows for the Company for the years then ended, together with an unqualified opinion thereon by the Company's independent certified public accountants. The Company shall provide to Parent, within forty-five (45) days after Parent's request therefor, all other audited and unaudited financial statements requested in connection with the preparation and filing of any registration statement or periodic report of Parent pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934. Purchaser and the Company / Interest Holders, as a group, shall share the cost of the audit on a 50-50 basis.

     Section 5.6 Company Name. On and after the Closing Date, neither the Company nor the Interest Holders shall not have any right, title or interest in any trade names, trademarks, identifying logos or service marks employing the words "Dynamic Testing" or "DTI Holdings," or any variation thereof (the "Names") or any other trademarks, service marks, product line names, trade dress or other Intellectual Property included in Acquired Assets or confusingly similar thereto. The Company and each of the Interest Holders agree that, without the prior written consent of Purchaser, neither they nor any of their Affiliates shall make any use of either of the Names from and after the Closing Date. The Company shall provide to Purchaser at Closing a certified copy of actions taken in effectuating a name change (which change shall be complete within fifteen (15) days following the Closing Date) as well as a fully executed amendment to the Company's certificate of formation. Purchaser shall be authorized to file such amendment on the Company's behalf following the Closing. The Company shall also provide Purchaser with such assistance as reasonably requested by Purchaser in order to effectuate the transfer of the Domain Names within forty-five (45) days following the Closing Date.

     Section 5.7 Investigation. From the date hereof until the Closing, the Company and the Interest Holders shall give Purchaser and its representatives (including Purchaser's accountants, consultants, counsel, employees and authorized agents), upon reasonable notice and during normal business hours, full access to the properties, Contracts Employees, books, records and affairs of the Company, and shall cause its officers, directors, managers, Employees, agents, representatives, accountants and counsel to furnish to Purchaser all documents, records and information (and copies thereof), as Purchaser may reasonably request. No investigation or receipt of information by Purchaser pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company and Interest Holders under this Agreement or the conditions to the obligations of Purchaser and Parent under this Agreement.

     Section 5.8 Taxes. The Company and the Interest Holders, on the one hand, and the Purchaser and the Parent, on the other hand, shall each (a) each provide the other with such assistance and information as may reasonably be requested in connection with the preparation of any Tax return, any audit or other examination by any Taxing Authority or any judicial or administrative proceeding with respect to Taxes, (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding (including without limitation such information concerning research expenses paid or incurred by the Company during periods before the Closing for the purposes of enabling Purchaser and Parent to comply with Section 41(f)(3)(A) of the Code), and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the Company for any period.

     Section 5.9 Confidentiality. The Company and the Interest Holders will treat as confidential and keep secret the affairs of Purchaser and its Affiliates (including, without limitation, information about processes, procedures, techniques, know-how, pricing and other similar proprietary and confidential information) and, at any time before or after the Closing Date, will not, without the prior written consent of Purchaser or such Affiliate, as the case may be, disclose, furnish or make known or accessible to or use for the benefit of anyone, any information of any confidential nature relating in any way to the business of Purchaser or any Affiliate, unless such information is otherwise publicly available or except as may be required by any Law, to which the Company or the Interest Holders are bound or subject. Notwithstanding the foregoing, the Company and the Interest Holders shall be free to disclose any such information or data to their representatives or in order to establish the Company's or the Interest Holders' position in any legal proceeding based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated. Prior to any disclosure pursuant to the preceding sentence, the Company or the Interest Holders shall give reasonable prior notice to Purchaser of such intended disclosure and if requested by Purchaser, shall use reasonable efforts to obtain a protective order or similar protection for Purchaser and its Affiliates.

     Section 5.10 Tax Disclosure. The obligations of confidentiality contained in any provision of any of the Agreements, as they relate to the Transaction, shall not apply to the Tax structure or Tax treatment of the Transaction, and each party to the Agreements (and any employee, representative or agent of any party to the Agreements) may disclose to any and all Persons, without limitation of any kind, the Tax structure and Tax treatment of the Transaction, (ii) the Agreements shall not limit in any way, at any time, the ability of any party to the Agreements (or any employee, representative or agent of any party to the Agreements) to consult any Tax advisor (including a Tax advisor independent from all other entities involved in the Transaction) regarding the Tax treatment or Tax structure of the Transaction, and (iii) each party to the Agreements acknowledges that it has no proprietary or exclusive rights to the tax structure of the Transaction or any Tax matter or Tax idea related to the Transaction (the foregoing provisions of this sentence are referred to herein as the "Permitted Disclosure Exception"). The Permitted Disclosure Exception is intended by the parties to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) of the Treasury Regulations promulgated under Section 6011 of the Code (or any successor provision and any similar provisions of state, local or foreign Law now or hereafter in effect), and the Permitted Disclosure Exception shall be construed and interpreted in a manner so as to apply only to the extent necessary to result in the Transaction being so treated Without limiting in any way the right of any party to the Agreements (or any employee, representative or agent thereof) to consult any tax advisor (including a tax advisor independent from all other entities involved in the Transaction) regarding the tax treatment or tax structure of the Transaction, the parties, further acknowledge and agree as follows:

         (i) Consistent with Treasury Regulations Section 1.6011 4(b)(3)(ii)(A), the Permitted Disclosure Exception does not permit (and shall not be construed or interpreted to permit) any party to the Agreements (or any employee, representative or agent thereof) to disclose any information to the extent such disclosure would result in a violation of any federal or state securities Law.

         (ii)    Consistent   with   Treasury    Regulations    Section   1.6011
     4(b)(3)(ii)(A), the Permitted Disclosure Exception does not permit (and shall not be construed or interpreted to permit) any party to the Agreements (or any employee, representative or agent thereof) to disclose any information earlier than the first to occur of (1) the date of the public announcement of discussions relating to the Transaction, (2) the date of the public announcement of the Transaction, or (3) the date of the execution of an agreement (with or without conditions) to enter into the Transaction. In this connection, the parties acknowledge that it is intended that the Transaction, if any, will involve a taxable or Tax-free acquisition of historic assets of a corporation (other than an investment company, as defined in Code Section 351(e), that is not publicly traded) that constitute an active trade or business the acquirer intends to continue, or a proposed taxable or Tax-free acquisition of more than 50 percent of the stock of a corporation (other than an investment company, as defined in Code Section 351(e), that is not publicly traded) that owns historic assets used in an active trade or business the acquirer intends to continue.

The Permitted Disclosure Exception does not permit (and shall not be construed or interpreted to permit) any party to the Agreements (or any employee, representative or agent thereof) to disclose or use, in a manner otherwise restricted by the Agreements, either (A) any trade secret and similar confidential and proprietary information in existence before any communication between or among the parties to the Agreements concerning the Transaction or proposals relating to the Transaction or (B) any such information developed or acquired at the time of or after the first such communication in the Ordinary Course of Business independently of the Transaction or proposals relating to the Transaction.

     Section 5.11 Negotiations. From the date hereof until the termination of this Agreement in accordance with its terms, the Company and each of the Interest Holders agrees that the Company and its Affiliates and such Interest Holder will negotiate exclusively and in good faith with Purchaser and Parent with respect to any transaction involving the sale, transfer or other disposition of the Acquired Assets or the Business; and none of the Company nor its Affiliates nor any Interest Holder nor any of their respective officers, directors, employees, lenders, investment banking firms, advisors or other agents, or any Person acting on their behalf will solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any nonpublic information to or enter into any agreement with any Person other than Purchaser and Parent concerning the sale or other disposition of the Acquired Assets or the Business or the merger, consolidation, sale of securities or other transaction involving the Company or any Interest Holder.

     Section 5.12 Escrow Agreement. At or prior to the Closing, Purchaser and the Company shall enter into the Escrow Agreement with the escrow holder thereunder.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.1 Conditions Precedent to Obligations of Purchaser and Parent. The obligations of Purchaser and Parent, as applicable, to purchase the Acquired Assets and assume the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Purchaser and Parent in their sole discretion):

     (a) Representations, Warranties and Covenants. Each of the representations and warranties of the Company and the Interest Holders contained in this Agreement or in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. The Company and the Interest Holders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party at or prior to the Closing. The Company and each Interest Holder shall furnish Purchaser with a certificate dated the Closing Date and signed by a senior executive officer of the Company or by such Interest Holder, as the case may be, to the effect that the conditions set forth in this Section 6.1(a) have been satisfied.

     (b) Required Consents. The Company and the Interest Holders shall have obtained, each in form and substance reasonably satisfactory to Purchaser in its sole and absolute discretion, all statutory and regulatory consents and approvals which are required under any applicable Laws in order to consummate the transactions contemplated hereby and to permit Purchaser to conduct the Business as conducted as of the date of this Agreement and all other necessary consents and approvals of third Persons to the transactions contemplated hereby, which are listed on Schedule 6.1(b).

     (c)  Injunction:  Litigation:  Legislation.  (i) None of the  Company,  the
Interest Holders, Parent or Purchaser shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Government Authority to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Government Authority of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, (iv) there shall not be any pending or threatened litigation, suit, action or proceeding by any Person which would reasonably be expected to limit or affect Purchaser's ownership of the Acquired Assets and (v) no statute, rule or regulation shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

     (d) Documents. The Company shall have delivered to Purchaser and Parent at the Closing such other documents and instruments as shall be reasonably necessary to transfer to Purchaser the Acquired Assets as contemplated by this Agreement. The Company and the Interest Holders shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such person hereunder.

     (e) Escrow Agreement. The Company and Interest Holders shall have entered into the Escrow Agreement.

     (f) Corporate Name. The Company shall have delivered to Purchaser at the Closing a certified copy of an amendment to its [certificate/articles of formation] to be duly filed with the applicable Maryland and Virginia authorities upon and subject to the Closing, pursuant to which the Company will change its name from DTI Holdings, LLC to another name not utilizing the letters "DTI" or the words "Dynamic Testing."

     (g) UCC Termination. The secured party under that certain UCC-1 Financing Statements, UCC#0009197095 and UCC#0009197096 on file in the State of Virginia and UCC#0000000181061704 and UCC#0000000181061705 on file in the State of
Maryland, in favor of Baylake Bank, shall have filed a UCC Termination Statement with respect thereto, and such security interest shall be terminated.

     Section 6.2 Conditions Precedent to Obligations of the Company and Interest Holders. The obligations of the Company to sell the Acquired Assets and of the

Company and Interest Holders to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Company in its sole discretion):

     (a) Representations. Warranties and Covenants. Each of the representations and warranties of Purchaser and Parent contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. Purchaser and Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them at or prior to the Closing. Purchaser and Parent shall furnish the Company and the Interest Holders with a certificate dated the Closing Date and signed by a senior executive officer of each of Purchaser and Parent to the effect that the conditions set forth in this Section 6.2(a) have been satisfied.

     (b)  Injunction:  Litigation:  Legislation.  None  of  the  Company  or the
Interest Holders shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Government Authority to restrain or prohibit, or to obtain substantial damages from the Company or the Interest Holders in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Government Authority of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, and (iv) no statute, rule or regulation shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

     (c) Documents. Purchaser and Parent shall have delivered to the Company at the Closing such other documents and instruments as shall be reasonably necessary for the assumption by Purchaser of the Assumed Liabilities as contemplated by this Agreement. Purchaser and Parent shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder.

     (d) Escrow Agreement. Parent and Purchaser shall have entered into the Escrow Agreement.

                                  ARTICLE VII

                 REGISTRATION RIGHTS SUBJECT TO FURTHER COMMENT

     Section 7.1   Piggy-Back Rights.
                   ------------------

     (a) From the Closing Date until the second anniversary of the Closing Date, each time Parent shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933 in connection with the proposed offer and sale for money of any shares of Common Stock (other than a registration statement on Form S-4 or Form S-8), Parent will give written notice of its determination to the Company. Upon the written request of the Company given within five (5) days after receipt of any such notice from Parent, Parent will, except as herein provided, use its reasonable best efforts to cause all Registrable Shares of which the Company has so requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Company of the shares of Common Stock to be so registered; provided, however, that (i) nothing herein shall prevent Parent from, at any time, abandoning or delaying any such registration initiated by it; (ii) if Parent, in its sole discretion, determines not to proceed with a registration after the registration statement has been filed with the SEC, Parent shall complete the registration for the benefit of the Company if the Company wishes to proceed with a public offering of its shares of Common Stock and agrees to bear all expenses incurred by Parent as the result of such registration after Parent has decided not to proceed; (iii) Parent's obligations under this Section 7.1 shall only apply to the Share Consideration; and (iv) for purposes of this sentence, the use by Parent of reasonable best efforts shall not require Parent to reduce the amount or sale price of the securities it proposes to distribute for its own account. If any registration pursuant to this Section 7.1 shall be underwritten in whole or in part, Parent may require that the shares of Common Stock requested for inclusion pursuant to this Section 7.1 be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through the underwriters.

     (b) In connection with any underwritten registration under this Section 7.1, Parent may enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this Section 7.1, if in the opinion of the managing underwriter the inclusion of shares of Common Stock owned by the Company in a registration statement would reduce the amount or sale price of the other securities to be included in such registration, after excluding all shares of Common Stock which are not (i) being offered by Parent for its own account or
(ii) subject to a contractual registration right, the underwriter may, in its sole discretion, limit the number of shares of Common Stock to be included by the Company in the registration and underwriting under this Section 7.1; provided that shares of Common Stock subject to registration under this Section
7.1 may be excluded from registration only on a pro rata basis with all other shares of Common Stock subject to contractual registration rights, and no shares of Common Stock being offered by Parent for its own account may be excluded.

     Section 7.2   Registration Provisions.
                   ------------------------

     (a) If and whenever Parent is required by the provisions of Section 7.1(a) to effect the registration of shares of Common Stock owned by the Company under the Securities Act of 1933, Parent will:

         (i) subject to the terms and conditions of this Article VII, prepare and file with the SEC a registration statement with respect to such shares of Common Stock, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such shares of Common Stock, not to exceed six (6) months;

         (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such shares of Common Stock, not to exceed six (6) months;

         (iii) furnish to the Company such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Company may reasonably request in order to facilitate the public offering of such shares of Common Stock;

         (iv) prepare and promptly file with the SEC and promptly notify the Company of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such shares of Common Stock is required to be delivered under the Securities Act of 1933, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

         (v) advise the Company, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

The Company, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 7.2(a)(iv) or (v), will forthwith discontinue disposition of the shares of Common Stock until the Company's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 7.2(a)(iv) or until it is advised in writing by Parent that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by Parent, the Company will deliver to Parent all copies, other than permanent file copies then in the Company's possession, of the prospectus required to be supplemented or amended.

     (b) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement or after it is declared effective by the Securities and Exchange Commission, Parent determines, in its sole discretion that such registration and the offering of shares of Common Stock covered by such registration would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving Parent or any of its Affiliates or require Parent to disclose material matters that otherwise would not be required to be disclosed at such time, then Parent may require the suspension of the distribution of any shares of Common Stock (a "Blackout Period") by giving notice to the Company; provided, however, that Parent may require such suspension only if the distribution of all other shares of Common Stock proposed by Parent to be distributed in such registration is also suspended. Any such notice need not specify the reasons for such suspension if Parent determines, in its sole discretion, faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material nonpublic information. In the event that such notice is given, then until Parent has determined, in its sole discretion, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given notice thereof to the Company, Parent's obligations under Section 7.1 and this Section 7.2 will be suspended.

     (c) Parent's obligations under Article VII to the Company will be conditioned on the Company's compliance with the following:

         (i) The Company will cooperate with Parent in connection with the preparation of the applicable registration statement, and for so long as Parent is obligated to keep such registration statement effective, the Company will provide to Parent, in writing in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding the Company, the Interest Holders and such other information as may be necessary and required by applicable Law to enable Parent to prepare such registration statement and the related prospectus covering the applicable shares of Common Stock owned by the Company and to maintain the currency and effectiveness thereof;

         (ii) The Company and the Interest Holders will permit Parent, its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may reasonably request in connection with the offering or other distribution in which the Company proposes to participate;

         (iii) The Company, and if required, the Interest Holders, will enter into such agreements with Parent and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities and such seller's controlling Interest Holders with respect to secondary distributions under similar circumstances, and the

     Company will use its  reasonable  best efforts to cause its counsel to give
     any  legal  opinions   customarily  given,  in  connection  with  secondary
     distributions under similar circumstances;

         (iv) During such time as the Company may be engaged in a distribution of the shares, the Company will comply with all applicable Laws, including Regulation M promulgated under the Securities Exchange Act of 1934, and, to the extent required by such Laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of Parent in contravention of such rules; (B) distribute the Share Consideration solely in the manner described in the applicable registration statement;
     (C) if required by applicable Law, rules or regulations, cause to be furnished to each agent or brokerdealer to or through whom the Share
     Consideration may be offered, or to the offeree if an offer is made directly by the Company, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that Parent shall provide the Company with an adequate number of copies thereof; and (D) not bid for or purchase any securities of Parent; and

         (v) On notice from Parent of the happening of any of the events specified in Section 7.2(a)(iv) or (v), or that, as set forth in Section 7.2(b), it requires the suspension by the Company of the distribution of any of the shares of Common Stock owned by the Company, then the Company will cease offering or distributing the shares of Common Stock owned by the Company until the offering and distribution of the shares of Common Stock owned by the Company may recommence in accordance with the terms hereof and applicable Law.

     Section 7.3 Costs and Expenses. Except as otherwise provided in Section 7.1 with respect to registrations terminated by Parent, Parent shall bear the following fees, costs and expenses in connection with its obligations under this
Article VII: all registration, filing and NASD fees, printing expenses, all internal Parent expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky Laws of any jurisdiction in which shares of Common Stock to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Company, underwriting discounts and commissions and transfer taxes for the Company and any other expenses incurred by the Company not expressly included above shall be borne by the Company.

     Section 7.4   Indemnification.
                   ----------------

     (a) Parent shall indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act of 1933, and the Permitted Assigns, from and against any and all loss, damage, liability, cost and expenses to which the Company or any such controlling person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by Parent pursuant to Section 7.1 which covers the resale of shares of Common Stock owned by the Company, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Parent shall not be liable in any such case to the extent that any such loss, damage, liability, costs or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such the Company or such controlling person.

     (b) The Interest Holders and the Company shall jointly and severally indemnify and hold harmless Parent and any underwriter (as defined in the Securities Act of 1933) for Parent, and each person, if any, who controls Parent or such underwriter within the meaning of the Securities Act of 1933 from and against any loss, damage, liability, cost or expense to which Parent or any such underwriter or controlling person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement filed by Parent pursuant to Section
7.1 which covers the resale of shares of Common Stock owned by the Company, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Company or Interest Holders for inclusion in such registration statement, prospectus or amendment or supplement thereto.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) and (b) of this Section 7.4 of notice of commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by the failure to give such prompt notice. In the case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal fees or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     Section 7.5 No Assignment. The registration rights granted to the Company pursuant to this Article VII are not assignable to any Person other than the Permitted Assigns. Any assignment shall be null and void ab initio.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

     Section 8.1 Survival. All of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate, document or other instrument delivered in connection with this Agreement shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto and any information which any party may receive (including, without limitation, as contemplated by Section 2.10). Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement and the related indemnity obligations set forth in Sections 8.2(a)(i) and 8.2(b)(i) hereof shall terminate on, and no claim or Action with respect thereto may be brought, after the two (2) year period immediately subsequent to the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 2.1, the fourth sentence of Section 2.4(c), clauses (d) through (g) of Section 2.7, Sections 2.10, 2.13, 3.1 and 4.1, and the indemnity obligations for breach of such representations and warranties contained in Sections 8.2(a)(i) and 8.2(b)(i) shall survive indefinitely. The representations and warranties which terminate at a specified date and the liability of any party with respect to any breach thereof shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims, prior to the date two (2) years immediately subsequent to the Closing Date.

     Section 8.2 Indemnification. The Interest Holders and the Company shall severally, but not jointly, indemnify Purchaser and Parent, and Purchaser and Parent shall jointly and severally indemnify the Interest Holders and the Company, as set forth below. As used herein "severally, but not jointly" as it pertains to the Interest Holders, shall mean on a pro-rata basis proportionate to the Interest Holders ownership of the Company as of the Closing Date.

     (a) Subject to Section 8.1 and to this Section 8.2, each of the Interest Holders arid the Company hereby agrees severally, and not jointly, indemnify and hold harmless Purchaser and Parent and their respective directors, officers, employees, agents and Affiliates (collectively, the "Purchaser Indemnified Persons") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (including any reasonable Legal Expenses) (collectively, "Losses") based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty of any of the

Interest Holders or the Company contained in or made pursuant to this Agreement (notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of any of the Interest Holders or the Company and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect), (ii) the breach by any of the Interest Holders or the Company of, or the failure by any of the Interest Holders or the Company to perform, any of his, her or its covenants or other agreements contained in this Agreement, (iii) the Non-Assumed Liabilities, and (iv) the failure to comply with any provision of applicable bulk sales or similar Laws in connection with the transactions contemplated hereby.

     Notwithstanding any other provision herein to the contrary, except with respect to a breach of the representations and warranties contained in Sections 2.1, 2.4(c), 2.7, 2.8, 2.9 and 2.13 as to which no limitations shall apply, (i) the Company and the Interest Holders shall not be required, pursuant to Section 8.2(a)(i), to indemnify and hold harmless Purchaser and/or Parent until the aggregate amount of their Losses under Section 8.2(a)(i) exceed $50,000, after which the Company and the Interest Holders shall be severally, but not jointly, obligated for all Losses in excess of $50,000 and (ii) the cumulative aggregate indemnity obligations of the Company and the Interest Holders under Section 8.2(a)(i) shall in no event exceed $1,000,000 in the aggregate. Notwithstanding anything to the contrary contained herein, any Losses claimed by Purchaser and/or Parent shall first be satisfied out the escrow established by the Escrow Agreement before indemnification for any Losses by Purchaser and/or Parent may be asserted directly against the Company and/or the Interest Holders.

     (b) Subject to Section 8.1 and to this Section 8.2, Purchaser and Parent hereby agree jointly and severally to indemnify and hold harmless the Interest Holders, the Company and its officers, directors, employees, agents and Affiliates (collectively, the "Company Indemnified Persons") for, from and against any Losses based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty of Purchaser or Parent contained in or made pursuant to this Agreement,
(ii) the breach by Purchaser or Parent of, or failure by Purchaser or Parent to perform, any of its covenants or other agreements contained in this Agreement or
(iii) the Assumed Liabilities.

     Notwithstanding any other provision herein to the contrary, except with respect to a breach of the representations and warranties contained in Section
4.1 and 4.10, as to which no limitations shall apply (i) Parent and Purchaser shall not be required, pursuant to Section 8.2(b)(i), to indemnify and hold harmless the Company and the Interest Holders until the aggregate amount of the Company's and the Interest Holders' Losses under Section 8.2(b)(i) exceeds $50,000, after which the Parent and Purchaser shall be jointly and severally obligated for all Losses in excess of $50,000 and (ii) the cumulative aggregate indemnity obligations of the Parent and Purchaser under Section 8.2(b)(i) shall in no event exceed $1,000,000 in the aggregate.

     (c) In the event of a claim, a potential claim or the commencement of any Action by a third Person which could give rise to an obligation to provide indemnification pursuant to this Article VIII (the "Third Party Indemnification Claim"), the Indemnified Party will give the Indemnifying Party prompt written notice thereof, but in any event not later than fifteen (15) calendar days after receipt of notice of the Third Party Claim; provided, however, that the failure of the Indemnified Party to so notify the Indemnifying Party within such 15-day period shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party, and then only to the extent of such actual damage, actually damages the Indemnifying Party or materially prejudices the Indemnifying Party's ability to defend against such claim.

     (d) Any Indemnification Claim or Third Party Indemnification Claim shall describe the claim in reasonable detail. If the Indemnifying Party confirms in writing to the Indemnified Party within fifteen (15) days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnifying Party therefor and within such 15-day period demonstrates to the Indemnified Party's reasonable satisfaction that, as of such time, the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any Third Party Indemnification Claim. If the Indemnifying Party elects to compromise or defend any Third Party Indemnification Claim, the Indemnifying Party shall within fifteen (15) days (or sooner, if the nature of the Third Party Indemnification Claim so requires) notify the Indemnified Party of the Indemnifying Party's intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, the such Third Party Claim; provided, however, that (i) the Indemnified Party may, if the Indemnified Party so desires, employ counsel at the Indemnified Party's own expense to assist in the handling (but not control the defense) of any Third Party Indemnification Claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to the Third Party Indemnification Claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before ceasing to defend against the Third Party Indemnification Claim or entering into any settlement, adjustment or compromise of the Third Party Indemnification Claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of his, her or their Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party to the Action), unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with the Third Party Indemnification Claim and includes an unconditional release of all Indemnified Parties from all liability arising out of the Third Party Indemnification Claim. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over (and if he, she or it so desires, the Indemnified Party shall have sole control over) the defense, settlement, adjustment or compromise of (i) any non-monetary Third Party Indemnification Claim that seeks an order, injunction or other equitable relief against any Indemnified Party or its Affiliates which, if successful, is reasonably likely to interfere with the business, assets, liabilities, obligations, prospects, financial condition or results of operations of the Indemnified Party or any of its Affiliates and (ii) any matter relating to Taxes of the Purchaser or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Party of his, her or its election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability. In connection with any defense of a Third Party Indemnification Claim (whether by the Indemnifying

Parties or the Indemnified Parties), all of the parties shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a party hereto in connection therewith.

     (e) If any Indemnified Party becomes entitled to any indemnification from an Indemnifying Party pursuant to this Agreement, such indemnification payment shall be made in cash upon demand; provided, however, that the Company and the Interest Holders may satisfy all or part of an indemnification claim by delivering to Parent shares of the Common Stock free and clear of all Liens, with stock powers executed in blank, in an amount equal to such claim or portion of claim, valued based on the Average Market Price of Common Stock over the ten
(10) trading days prior to January 17, 2004 of the shares of the Common Stock to Parent.

     (f) Any indemnification payment made by an party pursuant to this Article VIII shall be deemed an adjustment to the Purchase Price.

     Section 8.3 Sole and Exclusive Remedy. Except for a Claim based on actual fraud, in which case none of the limitations contained in Sections 8.1 or 8.2 shall apply, from and after the Closing, except as set forth in Section 5.4 of this Agreement, the indemnification rights set forth in this Article VIII shall be the sole and exclusive remedy of the parties.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.1, provided that receipt of copies of such counterparts is confirmed.

      Section 9.2   Governing Law.
                    --------------

     (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the choice of Law principles thereof.

     (b) Any Action or proceeding with respect to this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or any matters arising out of or in connection with this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or otherwise, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the courts of the State of California, the United States of America for the Central District of California and, by execution and delivery of this Agreement, each of the Interest Holders, the Company, Purchaser and Parent each hereby accepts for himself, herself or itself, as the case may be, and in respect of such Person's property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. Each of the Interest Holders, the Company, Purchaser and Parent each irrevocably consents to service of process in any Action in any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, or by recognized overnight delivery service, to each of the Interest Holders, the Company, Purchaser and Parent at their respective addresses referred to in Section 9.5. Each of the Interest Holders, the Company, Purchaser and Parent each hereby irrevocably waives any objection which such Person may now or hereafter have to the laying of venue of any of the aforesaid Actions or proceedings arising out of or in connection with this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable Law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

     (c) To the extent that any of the Interest Holders, the Company, Purchaser or Parent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself, herself or itself, as the case may be, or to such Person's property, each of the Interest Holders, the Company, Purchaser and Parent hereby irrevocably waives such immunity in respect of such Person's obligations with respect to this Agreement.

     Section 9.3 Entire Agreement; No Third Party Beneficiary. Except for the Confidentiality Agreement, this Agreement, the Assumption Agreement and the Escrow Agreement contain the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement, the Assumption Agreement, and the Escrow Agreement, including the letter of intent dated November 6, 2003. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns permitted hereby), other than the Indemnified Parties under Article VIII, any rights or remedies hereunder.

     Section 9.4 Expenses. Whether or not the purchase and sale of the Acquired Assets are consummated, all Legal Expenses, investment banking fees and all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that all such costs and expenses incurred by the Company shall be paid by the Interest Holders.

     Section 9.5 Notices. All notices and other communications hereunder shall be in writing and given by certified mail, overnight delivery service such as DHL or Federal Express, telecopy (or like transmission) or personal delivery against receipt to the party to whom it is given at such party's address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by telecopy or like transmission, on the next business day when sent by overnight delivery service or five days after the date so mailed.

                  If to the Interest Holders:

                  Robert Wakefield
                  1113 Spy Glass Drive
                  Arnold, MD  21012
                  Fax:  (410) 269-9391

                  Randolph Fairfield
                  2554 Crockett Road
                  Forest, VA  24551
                  Fax:  (434) 846-2197

                  Calvin Milam
                  300 Trents Ferry Road
                  Lynchburg, VA  24503
                  Fax:  (434) 846-2197

                  E&C Holdings, Inc.
                  41 North 3rd Avenue
                  Sturgeon Bay, WI  54235
                  Fax:  (920) 743-6089

                  Peterson Builders, Inc.
                  41 North 3rd Avenue
                  Sturgeon Bay, WI  54235
                  Fax:  (920) 743-6089

                  If to the Company:

                  DTI Holdings, LLC
                  3915 Sunnymeade Road
                  Rustburg, Virginia  24588
                  Fax:     (434) 846-2197

                  With a copy (not constituting notice) to:

                  Whyte Hirschboeck Dudek S.C.
                  555 East Wells Street
                  Suite 1900
                  Milwaukee, WI  53202-3819
                  Fax:  (414) 223-5000
                  Attention:  James A. Feddersen

                  If to Purchaser or Parent:

                  National Technical Systems, Inc.
                  24007 Ventura Blvd., #200
                  Calabasas, CA  91302
                  Fax:     (818) 591-0899
                  Attention:  Chief Financial Officer

                  with a copy (not constituting notice) to:

                  Sheppard, Mullin, Richter & Hampton, LLP
                  333 South Hope Street
                  Suite 4800
                  Los Angeles, CA  90071
                  Fax:     (213) 620-1398
                  Attention:  James J. Slaby

     Section 9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign his, her or its rights or delegate his, her or its obligations, in whole or in part, under this Agreement without the prior written consent of the other parties hereto, except that Purchaser may assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided that such assignment shall not relieve the Purchaser of its obligations hereunder. Any assignment in violation of this Agreement shall be null and void ab initio.

     Section 9.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

     Section 9.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all of the parties hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach

     Section 9.9   Interpretation; Absence of Presumption.
                   ---------------------------------------

     (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context~ otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions. Items or information may be disclosed in the Schedules hereto which the Company or the Interest Holders are not required to disclose under the Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligation under the Agreement. In addition, inclusion of such information herein shall not be construed as an admission that such information is "material" for any purpose.

     (b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

     (c) Information provided in any one Schedule provided pursuant to Article II shall suffice, without repetition or cross-reference, as a disclosure of such information in any other Schedule provided or to be provided pursuant to Article II if the disclosure in the first such Schedule is sufficient on its face without further inquiry to reasonably inform Parent and Purchaser of the information required to be disclosed in such other such Schedule in order to avoid a breach under the Agreement.

     Section 9.10 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties shall attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

     Section 9.11 Specific Performance. Each of the parties hereto acknowledges that Purchaser and Parent would not have an adequate remedy at Law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by each of the Interest Holders or the Company in accordance with its terms and therefore each of the Interest Holders and the Company agree that Purchaser and Parent shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which it may be entitled at Law or in equity (without the necessity of proving the inadequacy as a remedy of money damages or posting aboard).

     Section 9.12  Further Assurances.
                   -------------------

     (a) From time to time after the Closing Date upon the reasonable request of Purchaser or Parent, each of the Interest Holders and the Company shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as Purchaser may reasonably request in order more effectively to sell, assign, convey, transfer, reduce to possession and record title to the Acquired Assets or the Assumed Liabilities, as the case may be. Each of the Interest Holders and the Company agree to cooperate with Purchaser and Parent in all reasonable respects to assure to Purchaser the continued title to and possession of the Acquired Assets in the condition and manner contemplated by this Agreement.

     (b) From time to time after the Closing Date, upon the reasonable request of the Company, Purchaser shall execute and deliver or cause to be executed and delivered such further instruments of assumption and take such further action as the Company may reasonably request in order more effectively to effectuate Purchaser's assumption of the Assumed Liabilities in accordance herewith.

     Section 9.13 Business Days. If any date provided for in this Agreement shall fall on a day which is not a Business Day, the date provided for shall be deemed to refer to the next Business Day.

     Section 9.14 Bulk Transfer. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales Law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

     Section 9.15 Transfer and Other Taxes. Any and all sales and use, transfer, conveyance, recordation and filing fees, Taxes or assessments (other than income Taxes), including fees in connection with the recordation of instruments related thereto, applicable to imposed upon or arising out of the sale, assignment, conveyance and transfer to Purchaser of the Business and the Acquired Assets as contemplated by this Agreement, shall be borne by the Company, and the parties agree to cooperate in securing any available exemptions from any such transfer Taxes.

     Section 9.16 Termination. This Agreement may be terminated at any time prior to the Closing by:

     (a) the written agreement of the Purchaser, Parent, the Company and the Interest Holders upon such terms and conditions as they shall agree upon;

     (b) Purchaser and Parent, if (i) there shall occur a Material Adverse Change or (ii) any of the conditions set forth in Section 6.1 hereof becomes incapable of fulfillment (other than as a result of a breach by Purchaser or Parent of this Agreement) and is not waived by Purchase and Parent;

     (c) The Company and the Interest Holders, if (i) there shall occur with regard to Parent as material adverse change or (ii) any of the conditions set forth in Section 6.2 hereof becomes incapable of fulfillment (other than as a result of a breach by the Company or the Interest Holders of this Agreement) and is not waived by the Purchaser and Parent;

     (d) Upon any termination of this Agreement pursuant to the foregoing provisions of this Section 9.16, no party hereto shall thereafter have any further liability or obligation hereunder except for the obligations under
Section 5.11 and Section 9.4 which shall continue through and until the date that is two (2) years subsequent to the date hereof; provided, however, that no such termination shall relieve any party hereto of any liability for any breach of this Agreement prior to the date of such termination; or

     (e) Either Purchaser or the Company by written notice to the other party if the transactions contemplated hereby shall not have been consummated by 5:00 p.m. Pacific Standard Time on January 31, 2004, unless such date shall be extended by the mutual written consent of Purchaser and the Company.

     Section 9.17 Covenant of Interest Holders. The Interest Holders will cause the Company to perform its obligations under this Agreement.

     Section 9.18 Covenant of Parent. Parent will cause Purchaser to perform its obligations under this Agreement.

     Section 9.19 Personal Guarantees. Parent and Purchaser will cooperate reasonably with Interest Holders in attempting to have Interest Holders released from the obligations arising after the Closing under the guarantees listed on
Schedule 9.19; provided, however, that neither Parent nor Purchaser shall be required to incur any expense, post any letter of credit or make any guarantee in connection with its performance of, the obligations under this Section 9.19.

     Section 9.20 Dissolution. The Company may be dissolved after the Closing only if the Interest Holders expressly assume in writing all of its liabilities and obligations at the time of such dissolution.

     Section 9.21 Access. Parent and Purchaser were provided access to certain books, records and other information of the Company; however, neither Parent nor Purchaser makes any representation, warranty, agreement or acknowledgement as to the adequacy or sufficiency of such access, and neither Parent nor Purchaser waives or in any way diminishes its rights and remedies at Law and in equity, under this Agreement or otherwise, as a result of such access or as a result of such books, records and other information.

     Section 9.22 Agreement Among Interest Holders. The Interest Holders hereby agree among themselves as follows (i) in the event of the breach or violation of any representation, warranty or covenant by the Company which results in the Purchaser being entitled to indemnification pursuant to Article VIII, regardless of who makes the indemnification payment, each Interest Holder shall bear a share of such indemnity burden equal to his, her or its proportionate ownership of the Company as of the Closing Date and shall so indemnify each other Interest

Holder and (ii) in the event of the breach or violation of any representation, warranty or covenant by an Interest Holder which results in the Purchaser being entitled to indemnification pursuant to Article VIII, regardless of who makes the indemnification payment, the Interest Holder who breached or violated the representation, warranty or covenant shall be solely responsible for the same and shall indemnify all other Interest Holders with respect thereto. The provisions of this Section 9.22 constitute an agreement among only the Interest Holders and shall not apply to the Purchaser or Parent or alter or impact any of the rights of the Purchaser or Parent under this Agreement.

                        [Remainder of this page is blank]

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                     PARENT:

                                     NATIONAL TECHNICAL SYSTEMS, INC.,
                                     a California corporation

                                     By:      __________________________________
                                     Name:
                                     Title:


                                     PURCHASER:

                                     NTS TECHNICAL SYSTEMS,
                                     a California corporation

                                     By:      _________________________________
                                     Name:
                                     Title:


                                    INTEREST HOLDERS:


                                    -------------------------------------
                                             Robert Wakefield

                                    -------------------------------------
                                             Randolph Fairfield

                                    -------------------------------------
                                             Calvin Milam


                                    E&C HOLDINGS, INC.,
                                    a Maryland corporation

                                    By:      _________________________________
                                    Name:
                                    Title:

                                    PETERSON BUILDERS, INC.,
                                    a Wisconsin corporation

                                    By:      _________________________________
                                    Name:
                                    Title:


                                    COMPANY:

                                    DTI HOLDINGS, LLC.,
                                    a Maryland limited liability company

                                    By:      _________________________________
                                    Name:
                                    Title:

                                    Exhibit A

                                   Definitions

     "Acquired Assets" means all of the assets, properties, privileges, claims and rights that are owned, used or held for use in connection with, or that are otherwise related to or required for the conduct of, the Company's business of every kind, nature and description (other than the Excluded Assets), whether such assets, properties and rights are real, personal or mixed, tangible or intangible, wherever located, whether or not any of such assets, properties, privileges, claims and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in the Company's books or financial statements, including without limitation the following:

              (a) all tangible assets and properties owned, used or held for use by the Company, including machinery and equipment, tools, furniture, office equipment, furnishings and fixtures and machinery and equipment under order or construction;

              (b) all inventories, including finished goods, work-in-progress, raw materials, accessories, packaging, manufacturing, administrative and other supplies on hand, goods held for sale or to be furnished under the Contracts and other inventories owned, used or held for use by the Company;

              (c) all billed and unbilled accounts receivable and all notes receivable of the Company;

              (d) all credits, prepaid expenses, deferred charges, advance payments, security deposits and deposits owned, used or held for use by the Company;

              (e) all Intellectual Property;

              (f) all Domain Names of the Company, including each of the Domain Names set forth in Schedule 2.5(g) hereto;

              (g) the Company's website(s) and all related property technologies and other related assets;

              (h) subject to Section 1.7 hereof, and except for the Excluded Contracts, the contracts listed on Schedule 2.16 hereto (the "Contracts");

              (i) subject to Section 1.7 hereof, all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained by the Company from any Government Authority and all pending applications therefor (the "Permits");

              (j) all of the Company's books, records, ledgers, files, documents (including originally executed copies of written contracts, customer and supplier lists (past, present or future), correspondence, memoranda, forms, lists, plats, architectural plans, drawings and specifications, copies of documents evidencing Intellectual Property, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the employees, photographs, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, in each case, whether in hard copy or magnetic format;

              (k) all rights or choses in action arising out of occurrences before or after the Closing Date, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of the Company; and

              (l) all rights to insurance and condemnation proceeds relating to the damage, destruction, taking or other impairment of the Acquired Assets or the Business.

         "Action" shall mean any actual or threatened action (at Law or in equity), suit, arbitration~ review, inquiry, proceeding or investigation.

         "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Associate" of a specified Person shall mean (a) a corporation or other organization of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which such Person has such a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (c) any Relative of such Person who has the same home as such Person.

         "Average Market Price" of Common Stock for any day shall mean the average closing price for such security on the principal exchange or quotation system on which such security is listed or traded for the last ten (10) trading days prior to such day. In the event that no such report or quotation is available within such ten (10) trading-day period, the board of directors of Parent shall be entitled to determine the Average Market Price on the basis of such reports as it reasonably considers appropriate.

         "Business Day" shall mean a day other than Saturday, Sunday or any other day which commercial banks in Los Angeles, California are authorized or required by Law to close.

         "Closing" shall mean the consummation of the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities as described in
Article I.

         "Closing Net Worth" shall mean, as of December 31, 2003 the total assets of the Company including the Acquired Assets minus the total liabilities of the Company including the Assumed Liabilities, in each case determined in accordance with GAAP, applied consistently with the audited financial statements of the Company for the year ended December 31, 2002, except that: (i) inventory shall be reflected thereon at the Company's current cost and (ii) there shall be an accrual for payroll and vacation pay through December 31, 2003. BOB WAKEFIELD AND LLOYD BLONDER TO ADD ANY OTHER CHANGES FROM PRIOR FINANCIAL STATEMENTS.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "Contract" shall have the meaning set forth in the definition of "Acquired Assets."

         "Domain Names" shall mean computer addresses for a reserved site on the Internet.

         "Employee" shall mean all current employee, former employee and retired employee of the Company.

         "Encumbrances" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, voting and other restrictions, rights-of-way, easements, options, encroachments and any other similar matters affecting title.

         "Environment" means all soil, land, surface or subsurface strata, surface waters (including navigable waters and ocean waters), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

         (i) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

         (ii) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damage, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

         (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or

         (iv) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by CERCLA.

         "Environmental Law" means any Law that requires or relates to:

         (i) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

         (iii) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

         "ERISA Affiliate" shall mean any entity which is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

         "Excluded Assets" shall mean:

         (i) the Purchase Price and all rights of the Company under this Agreement and any claims in respect thereof;

         (ii)  duplicate  copies  of  all  books  and  records   transferred  to
Purchaser;

         (iii) any and all contracts, agreements, instruments, written or oral, to which the Company is a party, other than the Contracts;

         (iv) the minute books and membership interest transfer books of the Company;

         (v) Income Tax refunds and related rights and claims;

         (vi) cash and cash equivalents; and

         (vii) the personal property described on Schedule A hereto.

         "Facilities" means any real property, leasehold or other interest in real property currently or formerly owned or operated by the Company, including the tangible personal property used or operated by the Company at the respective locations of such real property.

         "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

         "Government Authority" shall mean any foreign or United States federal or state (or any subdivision thereof), agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof and any other act, business, operation or thing that violates any Environmental Law, or increases the danger, or risk of danger, or poses an unreasonable risk of harm, to Persons or property on or off the Facilities.

         "Hazardous Material" means any substance, material or waste which is or will foreseeably be regulated by any Governmental Authority, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including lead paint, petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

         "Hazardous Materials" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, flammable, explosive, toxic, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Law; including, by way of example only, petroleum, petroleum products, crude oil or any fraction thereof, urea formaldehyde, PCBs, pesticides, herbicides, asbestos, slag, acids, metals, solvents, and waste water.

         "HSR Act" shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder.

         "Intellectual Property" shall mean the Intellectual Property Rights identified in Schedule 2.5 hereto, together with all other Intellectual Property Rights owned, used or held for use by the Company.

         "Intellectual Property Rights" shall mean (i) all patents, copyrights, trademarks, service marks, trade identification, trade dress, trade names, copyrights, formulae, processes, procedures, designs, ideas, strategic and other business plans, research records, inventions, records of inventions, test information, technical information, engineering data, trade secrets, know-how, proprietary information (including without limitation proprietary software algorithms and designs), mask work rights, database rights, publicity rights, privacy rights and other rights of a similar nature for which legal protection, statutory, common Law or otherwise, may be obtained, in the United States and/or any other country or jurisdiction together with all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs, specifications, equipment lists, parts lists, descriptions, data, art work, Software, computer programs and source code data related thereto including all current and historical data bases; (ii) all pending applications to register or otherwise obtain legal protection for any of the foregoing; (iii) all rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) all rights of priority under national Laws and international conventions with respect to any of the foregoing; (v) all continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor; (vii) all goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) all rights to sue with respect to past and future infringements of any of the foregoing.

         "IP License" shall mean any option,  license,  or agreement of any kind
relating   to  the   exercise,   use,   non-use,   registration,'   enforcement,
non-enforcement of or remuneration for any Intellectual Property or Software.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" (i) when used with respect to the Company, shall mean the actual and constructive (based on what a reasonable person in the applicable position of the Company should know) knowledge of any Interest Holder, Bob Wakefield, Randy Fairfield, Calvin Milam or Tim Nogosky and (ii) when used with respect to Purchaser or Parent, shall mean the actual and constructive (based on what a reasonable person in the applicable position of Purchaser or Parent should know) knowledge of Jack Lin or Lloyd Blonder.

         "Law" or "Laws" shall mean all statutes, codes, ordinances, decrees, rules, regulations, municipal by-Laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, or any provisions or interpretations of the foregoing, including genera! principles of common and civil Law and equity, binding on or affecting the Person referred to in the context in which such word is used.

         "Legal Expenses" shall mean the fees, costs and expenses of any kind incurred by any Person indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

         "Legal Requirement" shall mean any Law, statute, ordinance, code, rule,
regulation,   standard,  judgment,  decree,  writ,  ruling,  arbitration  award, injunction, order or other requirement of any Government Authority.

         "License" shall mean any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement or remuneration for any Intellectual Property Right or Software.

         "Material Adverse Effect" or "Material Adverse Change" shall mean a material adverse effect on or change to the (i) business, results of operations, financial condition or prospects of the Company, the Business or the Acquired Assets, taken as a whole or (ii) ability of the Company to perform its obligations under this Agreement.

         "NTS MAC" shall mean a material adverse effect on or change to (i) the business, results of operations , financial condition or prospects of Purchaser and Parent, taken as a whole or (ii) the ability of Purchaser or Parent to perform their respective obligations under this Agreement.

         "Ordinary Course of Business" has the following meaning: an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

         (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

         (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority, such as managers or members of a limited liability company) and does not require any other separate or special authorization of any nature; and

         (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

         "Outstanding IP License" shall mean any IP License by or to the Company or to which the Company is, otherwise a party, or by which the Company or any of its Intellectual Property, Software or other property is subject or bound.

         "Permits" means any consent, approval, ratification, waiver or other authorization, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

         "Permitted Assigns" shall mean either or both Interest Holders.

         "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, other form of business or legal entity or Government Authority.

         "Prime Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., as its prime rate in effect at its principal office in the City of New York.

         "Registrable Shares" shall mean, in each case only as relates to Common Stock acquired hereunder, (i) as of any date between 90 and 199 days following the Closing, 25% of the shares of Common Stock held by the Company or the Interest Holders, (ii) as of any date between 180 and 269 days following the Closing, 50% of the shares of Common Stock held by the Company or the Interest Holders, (iii) as of any date between 270 and 364 days following the Closing, 75% of the shares of Common Stock held by the Company or the Interest Holders and (iv) as of the first anniversary of the Closing, all shares of Common Stock acquired by the Company pursuant to this Agreement.

         "Relative" of a Person shall mean such Person's spouse, such Person's parents, sisters, brothers, children and the spouses of the foregoing and any member of the immediate household of such Person.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

         "Remedial Action" means all actions, including any capital expenditures, required or voluntarily undertaken (i) to clean up, remove, treat or in any other way address any Hazardous Material or other substance, (ii) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment, (iii) to perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Permits.

         "Returns" shall mean all returns, declarations, statements, forms or other documents required to be filed with or supplied to any Taxing Authority.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act of 1933" shall mean the United States Securities Act of 1933, as amended, or any successor Law, and regulations and rules issued by the SEC pursuant to that act or any successor Law.

         "Securities  Exchange  Act  of  1934"  shall  mean  the  United  States
Securities Exchange Act of 1934, as amended, or any successor Law, and regulations and rules issued by the SEC pursuant to that act or any successor Law.

         "Software"   shall  mean  source  or  object  code   instructions   for
controlling the operation of a central processing unit or computer, and computer files containing data.

         "Subsidiary," as it relates to any Person, shall mean any Person of which such Person (a) directly or indirectly through one or more Subsidiaries, beneficially owns capital stock or other equity interests having in the aggregate 50% or more of the total combined voting power, without giving effect to any contingent voting rights, in the election of directors (or Persons fulfilling similar functions or duties) of such owned Person or (b) is a general partner.

         "Tax" or "Taxes" shall mean (a) all taxes (whether federal, state, county or local), fees, levies, customs duties, assessments or charges of any kind whatsoever, including gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value added, ad valorem, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes imposed by any Taxing Authority together with any interest, penalties, or additions to tax imposed with respect thereto and (b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.

         "Taxing   Authority"   shall  mean  any  Government   Authority  having
jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

         "Threat of Release" means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "UCC" shall mean the Uniform Commercial Code, as amended, and any successor thereto.